Exhibit 2.1

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

STAMPS.COM INC.

AUCTANE LLC

AND

THE MEMBERS OF AUCTANE LLC

Dated as of June 10, 2014

***Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Stamps.com Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.
-i-

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

4.4	Absence of Claims by Member	42
4.5	No Breach	42
4.6	Brokers’ and Finders’ Fees	42
4.7	Litigation	42
4.8	Access to Information; Disclaimer	42
4.9	Earn-Out Shares	43

Article 5. REPRESENTATIONS AND WARRANTIES OF PARENT		44

5.1	Organization; Standing and Power; Charter Documents; Subsidiaries	44
5.2	Authority; Non-Contravention; Necessary Consents	44
5.3	Litigation	45
5.4	Brokers’ and Finders’ Fees; Fees and Expenses	45
5.5	No Other Information	45
5.6	Access to Information; Disclaimer	45
5.7	Parent Common Shares	46
5.8	S-3 Eligibility	46
5.9	SEC Documents	46
5.10	Listing on NASDAQ	46
5.11	No Other Representations or Warranties	46

Article 6. ADDITIONAL AGREEMENTS		47

6.1	Confidentiality	47
6.2	Public Disclosure	47
6.3	Indemnification	48
6.4	Third Party Consents	48
6.5	Prohibition of Trading in Parent Common Stock	49
6.6	Termination of Company Agreement	49
6.7	Release and Discharge	49

Article 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES; COVENANTS AND AGREEMENTS; ESCROW		50

7.1	Survival of Representations, Warranties, Covenants and Agreements	50
7.2	Indemnification; Limitation on Liability	50
7.3	Indemnification Procedure	53
7.4	Effect of Investigation	55
7.5	No Circular Recovery	55
7.6	Nature of Indemnification Payments	55

Article 8. GENERAL PROVISIONS		55

8.1	Notices	55
8.2	Fees and Expenses	57
8.3	Designated Member	57
8.4	Interpretation	58
8.5	Amendment.	58
8.6	Waiver	58
8.7	Counterparts	59

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.
-ii-

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.8	Entire Agreement; Third-Party Beneficiaries	59
8.9	Severability	59
8.10	Governing Law	59
8.11	Waiver of Conflicts; Privilege	60
8.12	Consent to Jurisdiction; Dispute Resolution	60
8.13	Rules of Construction	62
8.14	Assignment	62
8.15	No Waiver	62
8.16	Waiver of Jury Trial	62
8.17	Parent Deliveries	62
8.18	Conflict Between Transaction Documents	62
8.19	Prevailing Party	62
8.20	No Strict Construction	63

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

-iii-

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Exhibits

Exhibit A	Form of Employment Agreement

Exhibit B	Form of Escrow Agreement

Exhibit C	Consideration and Bonus Schedule

Exhibit D	EBITDA Calculation Methodology

Exhibit E	Closing Statement

Exhibit F	Required Third Party Consents

Exhibit G	Form of Assignment of Membership Interest

Exhibit H	Parent Protective Provision Matters

Exhibit I	[Reserved]

Exhibit J	Company Schedule of Exceptions

Exhibit K	Non-Competition/Non-Solicitation Agreement

Exhibit L	Legal Opinion

Exhibit M	Second Amended and Restated Company Agreement of Auctane LLC

Exhibit N	Acknowledgement by Non-Earn-Out Bonus Participant

Exhibit O	Acknowledgement by Earn-Out Bonus Participant

Exhibit P	Certain Actions

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 10, 2014, by and among Stamps.com Inc., a Delaware corporation (“Parent”), Auctane LLC, a Texas limited liability company (the “Company”), and each of the members of the Company (each a “Member” and, together, the “Members”).

RECITALS

A.               The Members own beneficially and are the holders of record of all of the issued and outstanding limited liability company membership interests of the Company (collectively, the “Company Interest”).

B.                 The Company has elected to be taxable as a subchapter S corporation under Sections 1361 and 1362 of the Code (as defined below).

C.                Parent desires to purchase from the Members, and the Members desire to sell to Parent, all of the Company Interest on the terms and conditions set forth herein.

D.               The Company and the Members, on the one hand, and Parent, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated by this Agreement.

E.                 As a condition and inducement to Parent to consummate the transactions contemplated by this Agreement, (i) each of the Employee Members (as defined in Article 1) shall enter into an Employment Agreement, in substantially the form attached hereto as Exhibit A (each an “Employment Agreement”) with Parent to be effective as of the Closing Date.

F.                 As a condition and inducement to all parties to consummate the transactions contemplated by this Agreement, Parent, the Members and the Escrow Agent (as defined in Article 1) shall enter into an escrow agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”), pursuant to which a portion of the aggregate Closing Consideration shall be placed in an escrow account to secure the obligations set forth in Article 7.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

ARTICLE 1.

DEFINITIONS

1.1              Definitions.  For the purposes of this Agreement, the following terms have the following meanings:

(a)            “Action” means any lawsuit, claim, suit or judicial or legal proceeding, arbitration or similar adjudicatory proceeding or investigation by or before any Governmental Entity.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            “Actual Company 2014 EBITDA” means the Company’s EBITDA for the period July 1, 2014, through December 31, 2014, provided that if Actual Company 2014 EBITDA is greater than $[***] then for purposes of Section 2.6, and the calculation of the First Earn-Out Shares, the Actual Company 2014 EBITDA shall be deemed to be equal to $[***].

(c)            “Actual Company 2015 EBITDA” means Company EBITDA for the period January 1, 2015, through December 31, 2015, provided that if Actual Company 2015 EBITDA is greater than $[***], then for purposes of Section 2.6, and the calculation of the Second Earn-Out Shares, the Actual Company 2015 EBITDA, shall be deemed to be equal to $[***].

(d)            “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(e)            “Aggregate Cash Bonus Amount” means an aggregate amount of $[***] to be paid to the Bonus Participants pursuant to the terms of this Agreement.

(f)            “Banker Fees” means the fees and expenses payable by the Company to Navidar Group LLC.

(g)            “Base Closing Consideration” means Fifty Million Dollars ($50,000,000).

(h)            “Bonus Participants” means the Earn-Out Bonus Participants and the Non-Earn-Out Bonus Participants.

(i)             “Business Day” means each day that is not a Saturday, Sunday or other day on which Parent or the Company is closed for business or banking institutions located in Austin, Texas, or Los Angeles, California, are authorized or obligated by law or executive order to close

(j)             “Cash Deficit” means an amount equal to $1,000,000 less the aggregate amount of cash and cash equivalents held by the Company in all of the Company’s bank and other accounts as of 11:59 p.m., Austin, Texas time, on the day before the date of this Agreement, and before the payment of any attorneys’ fees related to the transaction; provided, however, that if such value is a negative number, then the Cash Deficit shall be $0.00.

(k)            “Cause” means, with respect to an Employee (i) a good faith finding that the Employee has engaged in dishonesty, gross negligence or misconduct that is materially detrimental to Parent; (ii) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to a felony; or (c) the Employee has breached fiduciary duties owed or has materially breached the terms of his or her Employment Agreement or any other agreement between the Employee, on the one hand, and the Company or Parent, on the other hand, and has failed to remedy such failure within thirty (30) days following written notice to the Employee by the Employee’s direct supervisor notifying him or her of such failure.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(l)            “Change in Control” means the occurrence after the Closing Date of any of the following events: (i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing 50% or more of the total voting power represented by Parent's then outstanding voting securities; (ii) any Person (other than a wholly owned Subsidiary of Parent or Parent) acquires more than 50% of the total voting power of the Company; (iii) the consummation by Parent or the Company of a merger or consolidation of such entity with any other corporation that has been approved by the stockholders such entity, other than a merger or consolidation which would result in the voting securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of such entity or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the consummation of the sale or disposition by the Company or Parent, as the case may be, of all or substantially all of such entity’s assets to a Person or group of Persons (other than Parent or any wholly-owned Subsidiaries of Parent) in one or a series of related transactions.

(m)            “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

(n)            “Code” means the Internal Revenue Code of 1986, as amended.

(o)            “Company Agreement” means that certain Company Agreement among the Members dated April 11, 2011, as amended.

(p)            “Company Debt” means any Indebtedness of the Company outstanding as of the Closing Date.

(q)            “Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is currently maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any Liability or obligation.

(r)             “Company Expenses” means, without duplication, the sum of (x) the aggregate fees and expenses of the Company relating to the transactions contemplated hereby, including the aggregate fees and expenses of the Company for investment banking services (including Banker Fees), accounting fees and other professional service fees [***]  in connection with the transactions contemplated hereby, (y) the Aggregate Cash Bonus Amount and (z) all costs and expenses in connection with the Tail Insurance Policy, in each case for clauses (x), (y) and (z) above to the extent unpaid at the time of determination (which, unless otherwise expressly indicated herein, shall be the Closing).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(s)            “Company Intellectual Property Rights” means Intellectual Property Rights to all Intellectual Property used in the operation, conduct or maintenance of the products, business or services of the Company, other than Intellectual Property licensed by the Company from a third Person.

(t)             “Company Interest Right” means any subscription, option, warrant, equity securities, partnership interests or similar ownership interest call, right (including preemptive rights), commitment or agreement of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any shares of capital stock, partnership or membership interests or similar ownership interests of the Company or obligating the Company to grant or enter into any of the foregoing arrangements or agreements.

(u)            “Company IP Contract” means any Contracts currently in effect to which the Company is a party under which the Company has granted a license under any Company Intellectual Property Rights to any third Person, and any Contracts currently in effect to which the Company is a party under which any third Person has granted to the Company any license to Intellectual Property Rights, including any Scheduled Outbound License or Scheduled Inbound License.

(v)            “Company Products” means any product or service marketed, supported or under development by the Company as of the date hereof, and any discontinued product or service, together with any derivative thereof or modification thereto, and any product or service that utilizes the Company’s Intellectual Property or Company Intellectual Property Rights or any derivatives thereof or modifications thereto in connection with the business of the Company.

(w)            “Company Registered Intellectual Property Rights” means all of the Registered Intellectual Property owned by, filed in the name of, or applied for by the Company.

(x)            “Contract” means any agreement, contract, subcontract, settlement agreement, lease, instrument, note, warranty, purchase order, license, sublicense, or other legally binding commitment, whether written or oral.

(y)            “Designated Member” shall initially be Nathan Jones, or such other person as determined pursuant to Section 8.3.

(z)            “Earn-Out Bonus Participants” means those persons set forth under the title “Earn-Out Bonus Participants” in Exhibit C.

(aa)         “Earn-Out Participants” means the Members and the Earn-Out Bonus Participants.

(bb)        “EBITDA” means earnings before interest, Taxes, depreciation, and amortization in determined in accordance with GAAP (it being understood that while GAAP does not define EBITDA, the reference herein to GAAP shall mean that each element of the definition of EBITDA is to be determined in accordance with GAAP), with every reasonable applicable principle of GAAP being used to determine EBITDA), calculated substantially in accordance with the methodology set forth in Exhibit D.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(cc)         “Employee” means any current or former employee, individual consultant, individual service provider, officer or director of the Company or any ERISA Affiliate.

(dd)         “Employee Agreement” means each employment, severance, consulting, service, relocation, or other agreement or contract between the Company or any ERISA Affiliate, on the one hand, and any Employee, on the other hand, under which the Company or any ERISA Affiliate has a current obligation (other than  those agreements, contracts or understandings that are terminable by the Company or any ERISA Affiliate on no more than ninety (90) days’ notice and without material Liability or financial obligation to the Company or any ERISA Affiliate).

(ee)         “Employee Members” means Jason Hodges, Byron Wier, and Nathan Jones.

(ff)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

(gg)         “ERISA Affiliate” means any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

(hh)         “Escrow Agent” means Wilmington Trust, N.A., or any successor as determined in accordance with the Escrow Agreement.

(ii)            “Escrow Amount” means the sum of the First Period Escrow Amount and the Second Period Escrow Amount.

(jj)            “Escrow Termination Date” means the date that is eighteen (18) months following the Closing Date.

(kk)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ll)            “First Earn-Out Amount” means the amount determined by dividing Actual Company 2014 EBITDA by $[***].

(mm)      “First Period Escrow Amount” means $[***] in cash.

(nn)        “Fraud” means, for the purposes of Article 7, an intentional or knowing misrepresentation by a Person.

(oo)        “GAAP” means United States generally accepted accounting principles.

(pp)        “Good Reason” means, with respect to any Employee (other than a consultant or service provider), the occurrence of, without such Employee’s written consent, (i) a material reduction of the level of such Employee’s base compensation (except where there is a general reduction applicable to the management team generally), (ii) a material reduction in such Employee’s overall responsibilities or authority, or scope of duties, or (iii) an involuntary relocation of greater than twenty (20) miles from such Employee’s then current office location, and in each case Parent has failed to remedy such action within thirty (30) days following written notice to Parent by the Employee notifying Parent of such action.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(qq)        “Hazardous Material” means any chemical or substance that has been defined or listed by any Governmental Entity as “radioactive”, “toxic”, “hazardous” or a “pollutant” pursuant to, or that is regulated by, applicable Environmental Laws, but excluding office and janitorial supplies properly and safely maintained.

(rr)           “Indebtedness” means, with respect to any Person, without duplication: (i) the principal of and premium and capitalized costs (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all capitalized lease obligations of such Person; (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction; (v) any off-balance sheet obligations that by the nature of their terms will ultimately be deemed to be, by conversion or otherwise, or treated, as debt of the Company; (vi) any obligations of the Company for the deferred and unpaid purchase price of property or services (other than trade and other payables, accrued expenses and other current Liabilities) together with in each case together with accrued but unpaid interest thereon and any redemption premium, prepayment penalty, bank overdraft, make-whole payments, breakage fees, agent fees and expenses or similar payment thereon to the extent such indebtedness or capitalized lease obligation is being repaid in full on the Closing Date; (vii) any obligations under factoring or similar agreements with respect to receivables that have been factored or pledged; and (viii) guarantees in respect of Indebtedness referred to in clauses (i) through (vii) above, including accrued interest on any of the foregoing and any penalties or other fees payable in connection with the prepayment of any of the foregoing; provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include any accounts payable incurred in the ordinary course of business or any obligations under undrawn letters of credit.

(ss)         “Indemnified Parties” means Parent and its officers, directors, employees, agents and Affiliates, including, after the Closing, the Company.

(tt)           “Independent Auditor” means a firm of nationally recognized independent auditors that has not performed work for, and is otherwise independent of, each of Parent, the Company and the Members within the past sixty (60) months, and is mutually agreed to by Parent and the Designated Member.

(uu)        “Intellectual Property” means all intellectual property, regardless of form, including: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings; (ii) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items; (iii) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and (iv) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(vv)        “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property, including: (i) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world; (ii) all United States and foreign patents and utility models, including utility patents, design patents, plant patents and plant variety protection certificates, and all registrations and applications therefore and all reissues, divisionals, re-examinations, corrections, renewals, extensions, provisionals, continuations and continuations‑in-part thereof, and other derivatives and certificates associated therewith, and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures (“Patent Rights”); (iii) all trade names, trade dress, logos or other corporate designations, common law trademarks and service marks, trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world; and (iv) all trade secrets and other rights in know‑how and confidential or proprietary information throughout the world.

(ww)      “IRS” means the United States Internal Revenue Service.

(xx)          “Knowledge” means, with respect to the Company, with respect to any matter in question, the actual knowledge of each Employee Member and each Earn-Out Bonus Participant following reasonable inquiry of direct reports.

(yy)       “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, treaty rule, regulation, ruling or requirement, or Order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(zz)          “Liability” and “Liabilities” means any assessments, deficiencies, damages, fines, penalties, losses, Indebtedness, or liability (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, due or to become due, and whether in contract, tort, strict liability or otherwise).

(aaa)      “Liens” means pledges, claims, liens, charges, mortgages, encumbrances, easements, covenants or other similar restrictions (including with respect to any securities, options, proxies, voting agreements or other restrictions on transfer) and security interests of any kind or nature whatsoever.

(bbb)     “Losses” means all losses, Liabilities, assessments, deficiencies, Taxes, damages, interest, costs and expenses (including reasonable attorneys’ fees and expenses), claims, amounts paid in settlement, awards, judgments, penalties, and fines actually suffered or incurred by any Indemnified Party.

(ccc)      “Multiemployer Plan” means any “Pension Plan” which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ddd)    “NASDAQ” means the NASDAQ Global Select Market.

(eee)      “Non-Earn-Out Bonus Participants” means persons set forth under the title “Non-Earn-Out Bonus Participants” in Exhibit C.

(fff)         “Order” means any order, decision, judgment, writ, award, resolution, edict, injunction, decree, or assessment of, or settlement agreement by or with, any Governmental Entity.

(ggg)     “Parent Common Stock” means shares of common stock, par value $0.001 per share, of Parent.

(hhh)     “Parent Trading Price” means the average of the daily closing prices of a share of Parent Common Stock as reported by the NASDAQ exchange for the ten (10) consecutive trading days ending on the last trading day prior to the Closing Date.

(iii)          “Pension Plan” means each Company Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(jjj)          “Permitted Liens” means (i) statutory Liens for Taxes, assessments and other charges imposed by Governmental Entities that are not yet due and payable, and Liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established on the Company Balance Sheet, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable and which are, individually or in the aggregate not material, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Leased Real Property which are not violated by the current use and operation thereof; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of thereof for the purposes for which it is currently used in connection with the Company’s business; and (v) with respect to Intellectual Property and Intellectual Property Rights, restrictions associated with third party licenses thereto.

(kkk)      “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(lll)          “Pro Rata Earn-Out Portion” means, with respect to each Earn-Out Participant, the percentage set forth next to the name of each such Earn-Out Participant under the column entitled “Pro Rata Earn-Out Portion” set forth on Exhibit C

(mmm)  “Pro Rata Portion” means, with respect to each Member, the percentage set forth next to the name of each such Member under the column entitled “Pro Rata Portion” set forth on Exhibit C.

(nnn)     “Registered Intellectual Property” means any and all United States, foreign, national and international: (i) patents; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrights registrations and applications to register copyrights; (iv) mask work registrations and applications to register mask works; (v) domain name registrations; and (vi) any other Intellectual Property related thereto that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ooo)    “Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Entity in any jurisdiction, including all applications, reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part associated with Patent Rights.

(ppp)    “Second Earn-Out Amount” means the amount determined by dividing Actual Company 2015 EBITDA by $[***].

(qqq)    “Second Period Escrow Amount” means $[***] in cash.

(rrr)        “Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(sss)      “Total Potential Earn-Out Shares” means the number of shares of Parent Common Stock resulting from dividing (i) $25,000,000 by (ii) the Parent Trading Price, rounded down to the nearest whole share.

(ttt)            “Transaction Documents” means the Escrow Agreement, the certificate delivered by the Company pursuant to Section 2.4(e), the certificates delivered by the Members pursuant to Section 2.4(f), and the assignment delivered by the Members pursuant to Section 2.4(h). For the avoidance of doubt, Transaction Documents shall not include the Employment Agreements or the non-competition agreement described in Section 2.4(p).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
1.2             Additional Defined Terms.  For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:
Terms	Cross Reference in Agreement
2014 EBITDA Target	2.6(a)
2015 EBITDA Target	2.6(b)
Agreement	Preamble
Allocation	2.6(f)
Balance Sheet Date	3.4(a)
Basket	7.2(b)
Closing	2.2
Closing Consideration	2.3(b)
Closing Date	2.2
Closing Statement	2.3(a)
Company	Preamble
Company Balance Sheet	3.4(a)
Company Expense Invoices	2.4(j)
Company Governing Documents	3.1(b)
Company Indemnified Parties	6.3(a)
Company Interest	Recitals
Company Material Contract	3.6(a)
Company Permits	3.9(c)
Company Personal Property	3.14
Company Schedule of Exceptions	Article 3
Confidential Information	1.1(uu)
Dispute	8.12
Earn-Out Objection Notice	2.6(d)
Earn-Out Period	2.6(e)
Earn-Out Shares	2.6(b)
EBITDA Target, EBITDA Targets	2.6(b)
Employment Agreement	Recitals
Environmental Laws	3.15
Escrow Agreement	Recitals
Escrow Fund	2.2(b)
Financial Statements	3.4
First Earn-Out Notice	2.6(a)
First Earn-Out Shares	2.6(a)
Fundamental Representations	7.1
Governmental Entity	3.3(c)
HSR Act	3.3(c)
Indemnifying Party	7.3(a)
Insurance Policies	3.17
Leased Real Property	3.13(a)
Leases	3.13(a)
Member, Members	Preamble
Objection Notice	7.3(a)
Officer’s Certificate	7.3(a)
Parent	Preamble
Parent Administrative Services	2.6(e)(v)
Parent Protective Provisions	2.6(e)(x)
Parent SEC Documents	5.9
Patent Rights	1.1(vv)
Payoff Letters	2.4(i)
Permits	3.9(c)
Postal Service	3.22
Prior Company Counsel	8.11
Related Person	3.18
Scheduled Inbound Licenses	3.8(i)(ii)
Scheduled Outbound Licenses	3.8(i)(i)
SEC	5.9
Second Earn-Out Notice	2.6(b)
Second Earn-Out Shares	2.6(b)
Securities Act	5.8
Surviving Income Tax Representations	7.1
Tax Returns	3.7(b)(i)
Tax, Taxes	3.7(a)
Trademarks	1.1(uu)
Transaction Costs	8.2
Transactional Privileged Communications	8.11

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 2.

THE PURCHASE AND SALE OF THE COMPANY INTEREST

2.1             Purchase and Sale of the Company Interest.  Upon and subject to the terms and provisions of this Agreement, at the Closing, Parent shall purchase and accept delivery of the Company Interest from the Members, and the Members shall sell, assign, transfer and deliver the Company Interest to Parent, free and clear of all Liens, in exchange for the payment in cash of the Closing Consideration.

2.2             The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date of this Agreement at the offices of Wilson Sonsini Goodrich & Rosati P.C., 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746, unless another time or place is mutually agreed upon in writing by Parent and the Members (the “Closing Date”). At the Closing:

(a)            Parent will pay, or cause to be paid to each Member, cash by wire transfer of immediately available funds, such Member’s Pro Rata Portion of the Closing Consideration, to an account or accounts designated by such Member;

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            Parent shall deliver, by wire transfer of immediately available funds to the Escrow Agent the Escrow Amount, which Escrow Amount shall be held in an escrow fund (the “Escrow Fund”) under the terms of Section 2.5 and the Escrow Agreement; and

(c)            Parent shall pay to the intended beneficiaries thereof (as identified in writing by the Members to Parent prior to Closing) (i) amounts due and owing pursuant to the Payoff Letters, and (ii) the Company Expenses set forth on the Company Expense Invoices; provided that each Bonus Participant’s portion of the Aggregate Cash Bonus Amount (which amounts shall have been agreed between the Company and the Bonus Participants prior to the Closing and are set forth on Exhibit C) shall be paid to the applicable payroll accounts for the Company on the Closing Date. Prior to payment to any Non-Earn-Out Bonus Participant of such Non-Earn-Out Bonus Participant’s portion of the Aggregate Cash Bonus Amount, each of Parent and the Company shall have received from such Non-Earn-Out Bonus Participant a copy of an acknowledgment executed by such Non-Earn-Out Bonus Participant of the payment to be received pursuant to this Agreement in the form attached hereto as Exhibit N.  Prior to payment to any Earn-Out Bonus Participant of such Earn-Out Bonus Participant’s portion of the Aggregate Cash Bonus Amount, each of Parent and the Company shall have received from such Earn-Out Bonus Participant a  copy of an acknowledgement of the payment to be received pursuant to this Agreement and the terms and conditions of the potential issuance of Earn-Out Shares to such Earn-Out Bonus Participant executed by such Earn-Out Bonus Participant in the in the form attached hereto as Exhibit O.  Notwithstanding the foregoing, the Company will be entitled to deduct and withhold from the payments made to the Bonus Participants pursuant to this Section 2.2(c), all amounts the Company determines in good faith are required by applicable Legal Requirements to be deducted or withheld therefrom.  To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts otherwise would have been paid.

2.3              Closing Consideration; Payment.

(a)            On or prior to the date hereof, the Members shall have prepared and delivered to Parent a statement (the “Closing Statement”), a true and correct copy of which is attached hereto as Exhibit E, setting forth its good faith estimate of each of the Company Debt, and the Company Expenses.

(b)            For purposes of this Agreement, the “Closing Consideration” means $[***], determined as the result of the following calculations:

(i)	the Base Closing Consideration,

(ii)	minus $[***], being the Company Debt,

(iii)	minus, $[***], being Company Expenses;

(iv)	minus, $0.00, being the Cash Deficit; and

(v)	minus the Escrow Amount.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

2.4             Closing Deliverables.  The following shall be delivered at the Closing:

(a)            Governmental Approval.  All material approvals from any Governmental Entity deemed appropriate or necessary by Parent shall have been timely obtained (and all conditions relating to such approvals shall have been satisfied), and all filings under applicable blue sky laws relating to the transactions contemplated by this Agreement shall have been made.

(b)           Consents.  All material consents from third parties set forth in Exhibit F shall have been timely obtained and shall continue to be in full force and effect, and all conditions relating to such approvals shall have been satisfied.

(c)            Employment Agreements.  Each of the Employee Members shall have executed and delivered to Parent an Employment Agreement and shall not have taken any action which would be prohibited thereby were such agreement in effect at the time of such action and such Employment Agreement shall be in effect as of the Closing Date.

(d)            Certificates of Good Standing.  Parent shall receive a certificate of good standing from the Secretary of State of the State of Texas and a certificate of status from the Texas State Comptroller’s Office for the Company, dated within five (5) Business Days prior to Closing.

(e)            Secretary Certificate. Parent shall receive a certificate in customary form of the secretary or other officer of the Company dated as of the Closing Date and attaching with respect to the Company true and complete copies of (i) the Company’s certificate of formation and all amendments thereto, in effect as of the Closing Date (ii) the Company Agreement and all amendments thereto, in effect as of the Closing Date, and (iii) all resolutions of the board of managers, members, or other authorizing body of the Company relating to the approval of the Company’s execution of this Agreement and the consummation of the transactions contemplated by this Agreement and certifying that such resolutions are still in full force and effect as of the date hereof and have not been amended, modified, terminated, or rescinded.

(f)            FIRPTA Certificate. Parent shall receive a certificate, dated as of the Closing Date, executed and delivered to Parent by each Member for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(b).

(g)            [Reserved]

(h)            Assignment.  Parent shall have received a duly executed assignment of the Company Interest from each Member, transferring the Company Interest owned by such Member to Parent free and clear of all Liens in the form attached hereto as Exhibit G.

(i)            Closing Debt.  Parent shall have received payoff letters (the “Payoff Letters”), if any, with respect to the Closing Date, which expressly provided that all Liens securing such Company Debt shall be released upon the payment of the amounts set forth therein to the extent such Company Debt is secured by a Lien on any of the assets of the Company and termination statement, release and other appropriate evidence reasonably requested by Parent to the effect that no Liens against any of the assets of the Company other than Permitted Liens exist as of the Closing Date with respect to such Company Debt.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(j)            Company Expenses.  Parent shall have received invoices related to the Company Expenses (the “Company Expense Invoices”) to the extent payable to third-party professional service providers, in each case together with completed W-9 or W-8, as applicable, and wire transfer instructions for each such Person.

(k)            Escrow Agreement. Parent and the Members shall have received a copy of the Escrow Agreement, duly executed by Parent, the Members and the Escrow Agent, and each of Parent and the Members shall have delivered to the Escrow Agent those diligence materials as required by the Escrow Agent pursuant to the Escrow Agreement.

(l)             [Reserved].

(m)           Escrow Fund.  Parent shall have delivered the Escrow Amount to the Escrow Fund pursuant to the terms of the Escrow Agreement.

(n)            Closing Consideration.  Parent shall have delivered each Member’s Pro Rata Portion of the Closing Consideration to each such Member.

(o)            Aggregate Cash Bonus.  Parent shall have delivered the Aggregate Cash Bonus Amount to the Company to be processed through the Company’s payroll system and promptly paid to the Bonus Participants.

(p)            Noncompete/Nonsolicit. Each Member shall have entered into a non-competition agreement in the form attached hereto as Exhibit K.

(q)            Legal Opinion.  Parent shall have received a legal opinion from the Company’s outside counsel in the form attached hereto as Exhibit L.

(r)             LLC Agreement.   Parent and the Company shall have entered into a Second Amended and Restated Company Agreement of Auctane LLC in the form attached hereto as Exhibit M (the “Second LLC Agreement”), which shall supersede the Company Agreement in its entirety.

(s)            Member Consents.   Parent shall have received all consents to the transactions contemplated by this Agreement and the Transactions Documents required by the Company Agreement.

(t)            Section 338(h)(10) Elections.  Parent shall have received a duly executed IRS Form 8023 (and any corresponding or similar forms under state or local law) from each Member in accordance with Section 2.7.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

2.5             Escrow.  The fees and expenses of the Escrow Agent relating to the Escrow Fund shall be paid by one-half by Parent and one-half by the Members.  On the first anniversary of the Closing Date, the parties shall cause the Escrow Agent, pursuant to the Escrow Agreement, to promptly (but in any event, within five (5) Business Days after the first anniversary of the Closing) release and deliver to the Members an amount equal to the First Period Escrow Amount less the amount of the First Period Escrow Amount subject to pending or disputed indemnification claims of Parent, and where such claims are in compliance with the requirements of Article 7. The amount of the First Period Escrow Amount subject to such pending or disputed indemnification claims of Parent made before the first anniversary of the Closing Date shall remain in the Escrow Fund until such time such portion of the First Period Escrow Amount is no longer subject to pending or disputed indemnification claims of Parent, at which time the parties shall cause the Escrow Agent, pursuant to the Escrow Agreement, to promptly (but in any event, within five (5) Business Days) release and deliver to the Members such amount.  On the Escrow Termination Date the parties shall cause the Escrow Agent, pursuant to the Escrow Agreement, to promptly (but in any event, within five (5) Business Days) release and deliver to the Members the remaining amounts held in the Escrow Fund less the amount not subject to pending or disputed indemnification claims of Parent, and where such claims are in compliance with the requirements of Article 7.  Notwithstanding anything herein, no new claim may be made on the First Period Escrow Amount after the first anniversary of the Closing Date.  On the Escrow Termination Date, the Escrow Fund will terminate except with respect to any amount that is reasonably necessary (based on the facts and circumstances existing at the time) to satisfy any unsatisfied claims for Losses specified in any Officer’s Certificate delivered to the Escrow Agent and the Members on or prior to the Escrow Termination Date, and in accordance with the provisions of Article 7.  As soon as all such claims have been resolved, the Escrow Agent shall immediately deliver to the Members the remaining portion of the Escrow Amount not required to satisfy such claims pursuant to the Escrow Agreement. Deliveries from the Escrow Fund to the Members pursuant to this Agreement and the Escrow Agreement shall be made in proportion to the Members’ respective Pro Rata Portion of the remaining Escrow Amount as set forth on Exhibit C, and in the Escrow Agreement, with each amount rounded to the nearest whole cent ($0.01).

2.6              Earn-Out.

(a)            2014 Earn-Out.  On or before January 31, 2015, the Designated Member, on behalf of the Earn-Out Participants, and with good faith assistance from Parent, shall complete the calculation of the Actual Company 2014 EBITDA, and deliver such Actual Company 2014 EBITDA calculation to Parent and the Members (the “First Earn-Out Notice”).  The First Earn-Out Notice shall contain reasonably detailed data supporting the calculation of Actual Company 2014 EBITDA. If Actual Company 2014 EBITDA, as finally determined pursuant to this Section 2.6, is at least $[***] (the “2014 EBITDA Target”), then Parent shall issue shares of Parent Common Stock (the “First Earn-Out Shares”) to each Earn-Out Participant according to his or her Pro Rata Earn-Out Portion (rounded down to the nearest whole share) within five (5) Business Days of the final determination of Actual Company 2014 EBITDA pursuant to this Section 2.6.  The aggregate number of First Earn-Out Shares shall be equal to (i) twenty-five percent (25%) of the Total Potential Earn-Out Shares, multiplied by (ii) the First Earn-Out Amount,  rounded down to the nearest whole share. For the avoidance of doubt, (x) if Actual Company 2014 EBITDA is less than $[***], then Parent shall have no obligation to issue, and no Earn-Out Participant shall have the right to receive, any First Earn-Out Shares, and (y) in no event shall the First Earn-Out Amount  be greater than one (1.00)

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            2015 Earn-Out.  On or before January 31, 2016, the Designated Member, on behalf of the Earn-Out Participants, and with good faith assistance from Parent, shall complete the calculation of Actual Company 2015 EBITDA, and deliver such Actual Company 2015 EBITDA calculation to Parent and the Members (the “Second Earn-Out Notice”).  The Second Earn-Out Notice shall contain reasonably detailed data supporting the calculation of the Actual Company 2015 EBITDA.  Notwithstanding whether or not any First Earn-Out Shares have been issued, if Actual Company 2015 EBITDA, as finally determined pursuant to this Section 2.6, is at least $[***] (the “2015 EBITDA Target”, and together with the 2014 EBITDA Target, the “EBITDA Targets” and each an “EBITDA Target”), then Parent shall issue shares of Parent Common Stock (the “Second Earn-Out Shares,” and collectively with the First Earn-Out Shares, the “Earn-Out Shares”) to each Earn-Out Participant according to his or her Pro Rata Earn-Out Portion (rounded down to the nearest whole share) within five (5) Business Days of the final determination of Actual Company 2015 EBITDA pursuant to this Section 2.6. The aggregate number of Second Earn-Out Shares shall be equal to (i) seventy-five percent (75%) of the Total Potential Earn-Out Shares, multiplied by (ii) the Second Earn-Out Amount, rounded down to the nearest whole share. For the avoidance of doubt, (x) if Actual Company 2015 EBITDA is less than $[***], then Parent shall have no obligation to issue, and no Earn-Out Participant shall have the right to receive, any Second Earn-Out Shares, and (y) in no event shall the Second Earn-Out Amount  be greater than one (1.00).

(c)            Earn-Out as Acquisition Consideration.  The parties agree that the issuance of the Earn-Out Shares upon achievement of the EBITDA Targets is a material factor in determining the valuation of the Company Interest, and the parties therefore acknowledge and agree that any issuance of Earn-Out Shares to the Members is intended to be treated as partial consideration for the Company Interest, pursuant to an “open-transaction” installment sale, rather than compensation for services.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(d)            Earn-Out Resolution Procedure.  Parent shall have twenty (20) Business Days after receipt of each of the First Earn-Out Notice and Second Earn-Out Notice (each and “Earn-Out Notice”), to verify the Designated Member’s calculation of applicable EBITDA of the Company and the amount of Earn-Out Shares required to be issued by Parent to the Earn-Out Participants in Section 2.6(a) and Section 2.6(b), respectively.  If Parent disagrees with the amount of Earn-Out Shares to be issued pursuant to Section 2.6(a) or Section 2.6(b), Parent may, within twenty (20) Business Days after receipt of the First Earn-Out Notice or Second Earn-Out Notice, as applicable, deliver a notice (an “Earn-Out Objection Notice”) to the Designated Member setting forth in reasonable detail the basis for Parent’s objection, including specific data and information that supports Parent’s position on the calculation of the Company’s EBITDA for the applicable period and amount of Earn-Out Shares to be issued.  If no Earn-Out Objection Notice is delivered by Parent within such twenty (20) Business Day period, then Parent shall be deemed to have irrevocably agreed and consented to the Designated Member’s calculation of the applicable EBITDA and amount of Earn-Out Shares as the final determination of such amounts. If an Earn-Out Objection Notice is delivered in accordance with this Section 2.6(d), Parent and the Designated Member will use their respective commercially reasonable efforts to resolve any disagreements related to such notices and come to a final determination, but if they do not obtain a final determination of the applicable EBITDA of the Company and amount of Earn-Out Shares within twenty (20) Business Days after the Members have received an Earn-Out Objection Notice, then all amounts remaining in dispute shall be submitted to the Independent Auditor.  Parent and the Designated Member will direct the Independent Auditor to render a determination within sixty (60) days of its retention and Parent, the Company and the Members will cooperate with the Independent Auditor during their engagement.  The Independent Auditor will consider only those items and amounts set forth in the Earn-Out Objection Notice which Parent and the Designated Member are unable to resolve; provided, however, that each of Parent and the Designated Member shall be entitled to make a presentation to the Independent Auditor regarding the items and amounts that Parent and the Designated Member are unable to resolve.  In making its determination, the Independent Auditor shall (i) be bound by the terms and conditions of this Agreement, including without limitation, the definition of EBITDA and the terms of this Section 2.6, and (ii) not assign any value with respect to a disputed amount that is greater than the highest value for such amount claimed by either Parent or the Designated Member, or that is less than the lowest value for such amount claimed by either Parent or the Designated Member.  The determination of the Independent Auditor will be conclusive and binding upon Parent, the Company and the Earn-Out Participants.  Parent shall pay the fees and expenses of the Independent Auditor. All issuances of Earn-Out Shares pursuant to each of Section 2.6(a) and Section 2.6(b) shall occur within five (5) days after the applicable final determination of EBITDA of the Company in the applicable period. With respect to Earn-Out Shares to be issued to Earn-Out Bonus Participants, Parent will be entitled, on behalf of the Company, to deduct and withhold such number of Earn-Out Shares otherwise to be issued to the Earn-Out Bonus Participants pursuant to this Section 2.6 equal to the cash value of the withholdings required by applicable Legal Requirements to be deducted or withheld therefrom as a result of the issuance of the Earn-Out Shares to the Earn-Out Bonus Participants pursuant to this Section 2.6, such value as determined in good faith by Parent after consultation with the Designated Member, or may deduct and withhold from any cash payments to be made to the Earn-Out Bonus Participants, including from any other compensation for services, all or any portion of any withholdings required by applicable Legal Requirements as a result of the issuance of the Earn-Out Shares.  If Parent delivers an Earn-Out Objection Notice in response to either Earn-Out Notice, and prior to the issuance of the applicable Earn-Out Shares, Parent sets a record date for the issuance of dividends or other distributions on the Parent Common Stock which would have, if not for the delivery of the Earn-Out Objection Notice, included the applicable Earn-Out Shares, then, upon final determination of the number of Earn-Out Shares issuable for such applicable Earn-Out Period, if such determination is closer to the number of Earn-Out Shares determined by the Designated Member then it is to the number of Earn-Out Shares determined by Parent, Parent shall deliver to the Earn-Out Participants, in addition to the Earn-Out Shares, the value of the dividend or distribution, in the same form of consideration, that would have been received by the Earn-Out Participants had they held the applicable Earn-Out Shares on the record date for such dividend or distribution.

(e)            No Interference; Support.  The provisions of this Section 2.6(e) shall constitute the entirety of the obligations of Parent and its Affiliates with respect to the operation of the Company, the support required to be given by the Parent and its Affiliates to the Company and all other matters regarding actions or inactions by Parent or its Affiliates that might affect the achievement or non-achievement of the EBITDA Targets, and there are no obligations (implied or otherwise) regarding such matters that are not set forth in this Section 2.6(e) (except those obligations that are expressly required by applicable Legal Requirements that have not been otherwise validly waived or modified pursuant to this Section 2.6).   From the Closing Date through the earlier of December 31, 2015 and the date, if any, that the Earn-Out Shares shall have become immediately due and issuable pursuant to Section 2.6(f), (the “Earn-Out Period”), the parties hereto agree that:

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(i)        General Principles.  Each party will work in good faith to prevent any misalignment in incentives to either side in respect of the potential achievement of the EBITDA Targets and the potential issuance of the Earn-Out Shares pursuant to this Section 2.6.  No party hereto shall, in bad faith, take, or omit to take, any action that is intended by such party to impede or impair the achievement of any EBITDA Targets, or to cause achievement of such targets to reflect anything other than the actual economic performance of the Company as a stand-alone business unit, or to impair the short, medium or long-term prospects of the Company.

(ii)       Stand-Alone Business; Integration.  The Company shall continue as a stand-alone business and autonomous business unit owned by Parent, with the same legal name and organization as a limited liability company as in place at the Closing; provided, that (1) all Company systems (finance, accounting, human resources, benefits, payroll, legal contract administration, IP management, cash management, banking and other) shall be as fully integrated into, or replaced with, Parent’s systems as Parent may reasonably request from time to time, with the same cooperation from the Company and the Employee Members as is required by Parent of any of its other Subsidiaries or any of its employees, (2) the Company will by virtue of the Closing be deemed taxed as a sub-chapter C corporation, (3) Parent will be the sole owner of the Company and, subject to the Parent’s obligation in this Section 2.6(e), will be the sole manager under the Second LLC Agreement or any amendments thereto, and (4) the stand-alone operation and autonomy of the Company will be impacted by the covenants in this Section 2.6(e) and the Parent Protective Provisions (as defined below).

(iii)         Operations.  [***]

(iv)        No Sale of Company.  Parent shall not sell or dispose of the Company or any of its material assets during the Earn-Out Period, except in connection with a Change in Control of Parent.

(v)          Administrative Services.  Parent shall provide reasonable general and administrative support to the Company including, without limitation, with respect to legal, accounting, human resources, employee benefits administration and real estate management (the “Parent Administrative Services”) up to a level substantially consistent with Parent’s past practices and costs,[***]. [***].  Nothing in the manner or quality of the Parent Administrative Services shall impact the determination of whether the EBITDA Targets have been met.  For avoidance of doubt, nothing in this Agreement requires Parent to contribute any cash or capital to Company, or make credit available to the Company, nor is there any expectation that Parent will do so in order to help achieve EBITDA Targets.   During the Earn-Out Period, the Company shall maintain its current Company Employee Plans (or substantially comparable plans), and the Company shall maintain its policies as it relates to employee hiring, retention and vacation, in each case subject to applicable Legal Requirements.

(vi)        Customer Support.  Upon the reasonable advance written request of the Designated Member to Parent, Parent shall provide reasonable customer support resources to the Company [***]. Nothing in the manner or quality of such customer support resources shall impact the determination of whether the EBITDA Targets have been met.  [***]

(vii)       Revenue Sharing; Market Support.  [***]

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(viii)     Company Cooperation.  The parties agree that even though this Section 2.6(e) grants discretion and limits discretion of the parties in regard to the matters set forth in this Section 2.6(e), the Company is, and in every other respect will operate as, a wholly-owned Subsidiary of Parent. [***]

(ix)         Communication; Third Party Communications.  An executive level designee of Parent and the Employee Members shall make themselves reasonably available for any and all business communications on a not-less than weekly basis. [***]

(x)           Protective Provisions.

(1)            Without Parent’s prior written consent, which may be withheld in its sole discretion, the Company shall not, and no Employee Member shall seek to cause the Company to, take any action that would require board approval under the Delaware General Corporate Law if the Company were a Delaware corporation or any of the following actions; and any denial of consent by Parent with respect to these matters shall not give any basis for claiming that the EBITDA Targets would have been achieved but for such denial or otherwise give any right or claim against Parent with respect to final determination of Actual Company 2014 EBITDA or Actual Company 2015 EBITDA, as the case may be, or otherwise:

[***].

(2)            Without Parent’s prior written consent, which may not be unreasonably withheld, conditioned or delayed, the Company shall not, and no Employee Member shall seek to cause the Company to take any of the following actions; and any denial of consent by Parent with respect to these matters shall not give any basis for claiming that the EBITDA Targets would have been achieved but for such denial (unless such denial fails to satisfy the requirement therefor in this clause (2)) or otherwise give any right or claim against Parent with respect to the determination of Actual Company 2014 EBITDA or Actual Company 2015 EBITDA, as the case may be, or otherwise.

[***]

The provisions in subclauses (1) and (2) are sometime referred to herein as the “Parent Protective Provisions.”

(f)            Acceleration of Earn-Out.  In the event (i) there is a Change in Control of Parent, [***], then the Members shall be entitled to receive the entire remainder of the maximum unissued Earn-Out Shares, irrespective of achievement of either EBITDA Target, and such Earn-Out Shares shall become immediately due and issuable, except to the extent as otherwise may be agreed to in writing by Parent and the Members.[***]

(g)           Adjustments for Stock Splits.  For all purposes of this Section 2.6, the share amounts of Parent Common Stock shall be subject to adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring or having a record date on or after the Closing Date and prior to the date of issuance.  Under no circumstances shall Parent be required to issue a number of shares under this Agreement greater than the number of Total Potential Earn-Out Shares, as may be subsequently adjusted by this Section 2.6(g).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(h)           Pre-Payment of Earn-Out; Cash-Out Option. At the sole option of Parent, at any time during the Earn-Out Period, Parent can satisfy in full all obligations under this Section 2.6 by issuing shares of Parent Common Stock that would satisfy all of the obligations of Parent to issue Earn-Out Shares to the Earn-Out Participants pursuant to Sections 2.6(a) and 2.6(b) as if 100% of the remaining EBITDA Targets had been achieved. At the sole option of Parent, Parent can, in lieu of delivering Earn-Out Shares to an Earn-Out Participant, deliver the cash equivalent of the Earn-Out Shares, if Parent reasonably determines that such Earn-Out Participant  is not an “accredited investor” (as such term is defined in the Securities Act).  The cash value of such Earn-Out Shares shall be the closing price of one share of Parent Common Stock on the Nasdaq on the date such Earn-Out Participant becomes entitled to the receive the Earn-Out Shares (or if not a trading day, the next day that is a trading day) multiplied by the number of Earn-Out Shares such Earn-Out Participant was otherwise entitled to receive.  Any Earn-Out Participant who provides a customary accredited investor questionnaire representing accredited investor status shall be considered an accredited investor for purposes of this clause (h), unless such representation is, in the good faith judgment of Parent, clearly erroneous.

(i)            Ownership of Earn-Out Shares. All Earn-Out Shares to be issued pursuant to this Agreement shall be deemed issued and outstanding as of the payment date of such consideration, and subject to the last sentence of Section 2.6(d), no Earn-Out Participant shall be entitled to any dividend or distribution declared by Parent in respect of any Earn-Out Shares the record date for which is prior to such payment date.  This right of an Earn-Out Participant to the Earn-Out Shares shall not represent an ownership interest in Parent and shall not entitle any Earn-Out Participant to any rights common to any holder of any equity security of Parent.

(j)             No Trading Restrictions on Parent Common Stock.  Shares of Parent Common Stock issued pursuant to this Section 2.6 shall be immediately tradable upon effectiveness of a registration statement, which Parent shall file as soon as reasonably practicable after the final determination date pursuant to Section 2.6(d) with respect to each of the Actual Company 2014 EBITDA and the Actual Company 2015 EBITDA, but in any event, before such First Earn-Out Shares or Second Earn-Out Shares, as the case may be, are required to be issued pursuant to this Section 2.6.  The shares of Parent Common Stock issued pursuant to this Section 2.6 shall not be subject to any trading restrictions, other than those restrictions on shares of Parent Common Stock under Parent’s insider trading policy. Parent shall use its reasonable best efforts to keep such registration continuously effective under the Securities Act until the earlier of (i) the date on which all securities included in such registration have been sold, or (ii) the date which is one year after the issuance of the applicable Earn-Out Shares.  Parent shall timely file a Notification of Listing of Additional Shares (or such other form as may be required by NASDAQ) with NASDAQ with respect to the shares of Parent Common Stock to be issued or reserved pursuant to this Section 2.6, and shall use reasonable best efforts to cause such shares to be approved for listing before such Earn-Out Shares are issued.  Each Earn-Out Participant shall deliver a customary selling stock-holder questionnaire in connection with any registration contemplated hereby.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(k)            Certain Limitations on Earn-Out.

(i)            Nothing in this Agreement creates a fiduciary duty on the part of Parent or any of its Affiliates to the Earn-Out Participants with respect to the attainment of either EBITDA Target.

(ii)           Except as expressly set forth in this Agreement, each Member hereby releases, waives and relinquishes any right to bring a claim against Parent in connection with its ownership and management of the Company, other than a claim against Parent for violation of the covenants explicitly set forth in this Agreement, including without limitation, taking an action with respect to the Company primarily for the purpose of diminishing or minimizing Actual Company 2014 EBITDA or Actual Company 2015 EBITDA for purposes of determining the amount of Earn-Out Shares to be issued.  IN CONNECTION WITH THIS WAIVER EACH MEMBER IS AGREEING TO RELEASE, WAIVE AND TO RELINQUISH ANY AND ALL RIGHTS AND BENEFITS AFFORDED BY SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY SIMILAR OR ANALOGOUS PROVISION OF THE LAWS OF ANY OTHER JURISDICTION.  SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

2.7             Tax Treatment; Section 338(h)(10) Election.  Parent and the Members shall join in making a timely and effective election under Section 338(h)(10) of the Code, Section 1.338(h)(10)-1 of the Treasury Regulations, and any corresponding or similar provisions of state and local law, with respect to the purchase and sale of the Company Interest, and shall timely file executed copies of IRS Forms 8023 and 8883, the required schedules thereto and any similar state or local forms with appropriate Governmental Entities. Within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Designated Member a draft schedule allocating the aggregate deemed sales price, within the meaning of the Section 1.338-4 of the Treasury Regulations, among the assets of the Company in accordance with the requirements of such Treasury Regulations (the “Buyer Allocation”); provided, however, that the parties acknowledge and agree that the portion of the purchase price (including the Base Closing Consideration and present value of the Total Potential Earn-Out Shares) to be allocated to the non-competition provisions of any non-competition agreement shall not exceed in the aggregate $[***]; provided, further, that the parties covenant and agree to cooperate in effecting a reasonable allocation for Tax purposes of such amounts amongst the parties to any such non-competition agreements.  The Designated Member will have thirty (30) days after the receipt of the Buyer Allocation to propose any changes.  Parent and the Designated Member will reasonably cooperate and negotiate in good faith to promptly resolve any disputes with respect to the Buyer Allocation.   In the event that the parties are unable to resolve such disagreement within thirty (30) days after Parent’s receipt of the Designated Member’s proposed changes, then Parent and the Designated Member shall submit any remaining items in dispute to the Independent Auditor who will act as an arbitrator to determine only those items in dispute.  The Independent Auditor may not assign a value to any disputed item that is (a) greater than the greatest value for such item claimed by either Parent or the Designated Member, or (b) lower than the lowest value claimed by Parent or the Designated Member.  All fees and costs of the Independent Auditor in connection with any disputed items covered by this Section 2.7 shall be borne equally by Parent, on the hand, and the Members, on the other hand.  Within thirty (30) days following submission to the Independent Auditor, the Independent Auditor will prepare and deliver a written determination to the parties with respect to the allocation of the aggregate deemed sales price (such determination to include a worksheet or schedule setting forth all material calculations used in arriving at such determination and to be based solely on written information provided to the Independent Auditor by the parties).  The allocation agreed to by the parties or determined by the Independent Auditor shall become the final allocation of the aggregate deemed sales price (the “Allocation”).  The Allocation will be final, binding and conclusive on the parties as to any and all items, including disputed items.  The parties agree to timely file all information reports and Tax Returns (including any amended Tax Returns or claims for refund and any other timely filing required under applicable law) in a manner consistent with the Allocation and the election made under Section 338(h)(10) of the Code, and no party will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise, unless otherwise required by a Governmental Entity; provided, however, that nothing contained herein shall prevent any party from settling any proposed deficiency or adjustment by any Governmental Entity based upon or arising out of the Allocation, and neither of the parties shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Entity challenging the Allocation.  Each of the parties shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit, examination or assessment challenging the Allocation, including any challenge to the Company’s status as an S corporation at any time during the period up to and including the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Members hereby joint and severally represent and warrant to Parent, subject to such exceptions as are identified in the schedule of exceptions (which shall deemed to be the case if such schedule of exceptions either references the appropriate section, subsection, paragraph and subparagraph numbers hereof or if the applicability or relevance of the disclosure therein to any section hereof is reasonably apparent on the face of such disclosure that the information set forth in such section of the schedule is meant to qualify such other section of the schedule) supplied by the Members to Parent and attached hereto as Exhibit J (the “Company Schedule of Exceptions”) as of Closing Date (other than the representations and warranties which are as of a specified date, which speak only as of such date), as follows:

3.1             Organization; Standing and Power; Governing Documents.

(a)            Organization; Standing and Power.  The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Texas, (ii) has the requisite limited liability company power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each foreign jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in the case of such foreign jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Company.

(b)            Governing Documents.  The Company has delivered or made available to Parent a true and correct copy of the certificate of formation and Company Agreement of the Company, each as amended to date (collectively, the “Company Governing Documents”). The Company is not in violation of, or in default under, any of the provisions of the Company Governing Documents.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.2              Capital Structure.

(a)            The Members are the sole beneficial and record owners of all of the Company Interest, free and clear of all Liens (other than restrictions on transfer under applicable state and federal securities laws), and have not sold, assigned, transferred, or granted any proxy, in whole or in part, to any such Company Interest.  Other than the Members, no other Persons currently hold any Company Interest or Company Interest Rights. The Company Interest is held beneficially and of record as set forth on Section 3.2(a) of the Company Exceptions Schedule. The Company Interest constitutes all of the outstanding limited liability company membership interests of the Company.  None of the Company Interest has been issued in violation or pre-emptive or other similar rights.  All Company Interest has been duly authorized, are validly issued, fully paid and non-assessable.  Since its formation, the Company has not repurchased, redeemed or otherwise reacquired, and has not agreed, committed or offered (in writing or otherwise) to reacquire, any Company Interest or other securities.  All Company Interest has been issued in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws.  The Company has not, and will not have, suffered or incurred any Liability relating to or arising out of the issuance of any Company Interest or Company Interest Rights, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement).  Except for the Company Interest, the Company has no Company Interest Rights or other securities authorized, issued or outstanding.

(b)            The Company does not have, nor has it ever had, any equity incentive plan or other similar plan.

(c)            There are no Company Interest Rights to which the Company is a party or by which it is bound obligating it to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity security of the Company or Company Interest Rights or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  Except as set forth in the Company Governing Documents, there are no voting trusts, proxies, or other agreements or understandings with respect to the Company Interest.  There are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co‑sale rights or “drag‑along” rights) of any of the Company Interest.

3.3              Authority; Non-Contravention; Necessary Consents.

(a)            Authority.  The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary limited liability company action on the part of the Company and no other limited liability company proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            Non–Contravention.  The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company will not: (i) conflict with or violate the Company Governing Documents, (ii) conflict with or violate any material Legal Requirement applicable to the Company, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Company’s rights or materially alter the rights or obligations of any Person under, or give to others any rights of termination, material amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of the Company or, except as set forth in Section 3.3(b) of the Company Schedule of Exceptions, require notice to or consent of any Person pursuant to any Company Material Contract.

(c)            Necessary Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i)  such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and satisfaction of such other requirements of the comparable laws of other jurisdictions, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations set forth in Section 3.3(c) of the Company Schedule of Exceptions.

3.4              Financial Statements.

(a)            Section 3.4 of the Company Schedule of Exceptions sets forth true and complete copies of the Company’s unaudited balance sheet, income statement and statement of cash flows of the Company as of the three month period ended March 31, 2014, and the unaudited balance sheet, income statement and statement of cash flows of the Company for the years ended December 31, 2012 and December 31, 2013 (collectively, the “Financial Statements”).  The Financial Statements are based upon and are consistent with the information contained in the Company’s book and records.  The Financial Statements present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates, and for the periods, indicated therein.  The Company’s unaudited balance sheet as of December 31, 2013, is referred to as the “Company Balance Sheet” and December 31, 2013, is referred to as the “Balance Sheet Date.” No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)           The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Parent, are accurate and complete in all material respects.  At the Closing, all of such books and records will be in the possession of the Company.

(c)            Within the past five years the Company nor, to the Company’s Knowledge, any director, officer, employee, auditor or accountant of the Company, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its  internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in improper accounting or auditing practices.

3.5              Undisclosed Liabilities.  The Company has no Liabilities  (whether or not of a type required by GAAP to be reflected on a consolidated balance sheet), except for (a) Liabilities shown on the Company Balance Sheet which are not in excess of the amounts so shown, (b) Liabilities (excluding any Liability arising, directly or indirectly, as a result of or in connection with any breach of any such Contract, or violation of Legal Requirements) which have arisen in the ordinary course of business since the date of the Company Balance Sheet which are not individually or in the aggregate materially adverse to the Company, (c) future performance obligations under any Contract entered into in the ordinary course of business (excluding any Liability arising, directly or indirectly, as a result of or in connection with any breach of any such Contract, or violation of Legal Requirements), or (d) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby and reflected in the calculation of the Company Expenses or the Company Debt, in each case to the extent taken into account in the calculation of the Closing Consideration.

3.6              Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course and consistent with prior practice, and there has not been:

(a)            any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company Interest or other securities;

(b)            any purchase, redemption or other acquisition by the Company of any of the Company Interest or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Interest or other securities, except for repurchases from Employees following their termination pursuant to the terms of their pre-existing purchase agreements or other similar agreements, in each case solely as set forth on Section 3.6(b) of the Company Schedule of Exceptions;

(c)            any split, combination or reclassification of any of the Company Interest;

(d)            any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP;

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(e)            any material revaluation by the Company of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(f)            the adoption of any new severance plan, agreement or arrangement or other Company Employee Plan, or termination, amendment, modification or alteration in any respect of any severance plan, agreement or arrangement or other Company Employee Plan existing on the date hereof with any Employee, in each case whether written or oral;

(g)           any modifications, amendments, alterations or changes to the Company Governing Documents;

(h)           any incurrence or borrowing of any Indebtedness by the Company or becoming subject to any Liabilities (other than Liabilities incurred in the ordinary course of business);

(i)             any material modification to the terms of any Employee Agreement or any increase in the compensation payable by the Company to any Employee;

(j)            any acquisition or agreement to acquire by merging or consolidating with, or by purchasing any material equity or voting interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material to the Company’s business;

(k)            any action to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax Liability or reducing any Tax assets in respect of any Tax period after the Closing;

(l)            any change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, and deferral of revenue;

(m)          any sale, assignment, grant of a license in or transfer of any Intellectual Property Rights or any Intellectual Property, except in the ordinary course of business;

(n)           any material damage, destruction or Loss (whether or not covered by insurance) to the  properties and assets of the Company, ordinary wear and tear excepted;

(o)           any action taken by the Company that subjects any portion of their properties or assets to any Lien, except for Permitted Liens;

(p)           any adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consented to the filing of any bankruptcy petition against it under any similar Legal Requirement;

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(q)           any sale, assignment or transfer of any portion of the tangible assets of the Company, except in the ordinary course of business;

(r)            any capital expenditures or commitments therefor, except in the ordinary course of business;

(s)            any action taken by the Company that legally binds the Company to take any of the foregoing actions described in this Section 3.7; or

(t)            any material adverse change in the assets, liabilities, properties, business, operations or condition (financial or otherwise) of the Company.

3.7             Taxes.

(a)            Definition.  For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” means any and all U.S. federal, state, county, local and non-U.S. taxes and other like governmental charges, assessments, duties, or similar fees of any kind, together with any interest, penalties (civil and criminal) and additions to Tax imposed by any Governmental Entity, whether disputed or not, including taxes based upon or measured by gross receipts, income, alternative minimum, estimated, capital gains, profits, sales, use, business and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, unemployment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

(b)           Tax Returns, Reports and Audits.

(i)            The Company has been a validly elected S corporation for Tax purposes, within the meaning of Section 1361 of the Code, for all taxable periods beginning April 11, 2011.

(ii)           The Company has prepared and timely filed (taking into account extensions of time to file) all U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports (“Tax Returns”) required to be filed by the Company, including any schedule attached thereto and any amendment thereof, and such Tax Returns were true, correct, complete and accurate when filed or amended and completed in accordance with applicable law in all material respects.

(iii)         The Company has timely withheld, collected or paid all Taxes required to be withheld, collected or paid over to the appropriate Governmental Entity.  Adequate provision has been made in the books and records of the Company, and to the extent required by GAAP in the Financial Statements, for all Taxes with respect to any period for which Tax Returns have not been filed, or for which Taxes are not yet due and owing.

(iv)        The Company has not granted any waiver of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, deficiency or the filing of any Tax Return, which waiver or agreement is currently in effect.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(v)         No audit or other examination of any material Tax Return of the Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any audit or examination.  No claim has been made in writing by any Governmental Entity that the Company is subject to Tax in a jurisdiction in which it does not file Tax Returns, and to the Knowledge of the Company, no basis for any such claims exists.

(vi)        The Company has no material liabilities for unpaid Taxes which have not been accrued or reserved on the Company Balance Sheet, and the Company has not incurred any material Liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business or as a result of the transactions contemplated by this Agreement.

(vii)      There are no Liens on the properties or assets of the Company relating to or attributable to Taxes other than Permitted Liens.

(viii)     The Company is not, nor has it ever been at any relevant time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(ix)         The Company (a) has never been a member of an affiliated group (within the meaning of §1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) does not owe any amount under any Tax sharing, indemnification or allocation agreement, and no Tax sharing, indemnification or allocation agreement is in effect between the Company (or any predecessor thereof) and any other Person under which the Company could be liable for any Taxes or other claims of any other Person, (c) has no liability for the Taxes of any Person (other than Company) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(x)           The Company has not in the last two (2) years constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(xi)         The Company has not applied for, been granted, or agreed in writing to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or corresponding laws of any state or locality.

(xii)        No Member is a “foreign person” as that term is used in Treas. Reg. §1.1445-2.

(xiii)      The Company has not engaged in a “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treas. Reg. §1.6011-4(b), or similar transaction.

3.8            Intellectual Property Rights.

(a)            Company Registered Intellectual Property Rights.  Section 3.8(a) of the Company Schedule of Exceptions lists, as of the date of this Agreement, (i) all Company Registered Intellectual Property Rights and, if applicable, the jurisdiction in which each item of Company Registered Intellectual Property Rights has been issued, filed, or recorded; (ii) all actions that must be taken by the Company within one hundred eighty (180) of the Closing Date to continue prosecution or maintenance of the Company Registered Intellectual Property Rights; (iii) any third parties that share ownership rights to the Company Registered Intellectual Property Rights with the Company, including any joint owners and co-applicants; and (iv) any Actions pending with respect to any Company Registered Intellectual Property Rights.  To the Knowledge of the Company, all fees and documents necessary to, as applicable, prosecute and maintain each material item of Company Registered Intellectual Property Rights have been paid or filed with the relevant Governmental Entities.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            Validity.  Each material item of Company Registered Intellectual Property Rights is subsisting, valid and enforceable as of the date of this Agreement.  To the Knowledge of the Company, all of the Company’s licenses to each material item of Intellectual Property Rights owned by a third Person are valid and subsisting as of the date of this Agreement.

(c)            Ownership.  The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the Company Products and/or business of the Company.  The Company owns the Company Intellectual Property Rights free and clear of Liens (except Permitted Liens).  The Company has not received a written notice from any third Person pursuant to which such third Person claims to own any Company Intellectual Property Rights.

(d)            Restrictions and Obligations.  The Company may exercise, transfer, or license each material item of Company Intellectual Property Rights, including each material item of Company Registered Intellectual Property Rights without restriction or payment to a third Person.  The Company is not obligated to transfer or license any material item of Company Intellectual Property Rights to a third Person other than in connection with provision of the Company Products pursuant to the Company’s standard customer agreement, a true and complete copy of which has been made available to Parent.

(e)            Confidential Information.  The Company takes reasonable steps to maintain the secrecy of Confidential Information from which the Company derives independent economic value, actual or potential, from the Confidential Information not being generally known.

(f)            Infringement by Company.  [***] The Company has not received written notice of a claim that the conduct of the Company’s business infringes, misappropriates, or otherwise violates the Intellectual Property Rights of a third Person.

(g)            Infringement of Company Intellectual Property Rights. [***]

(h)            Proprietary Information Agreements.  The Company has required and obtained, and uses reasonable efforts to enforce, each Employee and individual independent contractor of the Company who is involved in the development of Intellectual Property that is included in a Company Product to execute one or more agreements with provisions relating to the protection of the Company’s confidential information and the exclusive ownership by the Company of all Intellectual Property and Intellectual Property Rights developed within the scope of the individual’s employment or independent contractor relationship with the Company.  The Company has obtained exclusive ownership of all works of authorship and inventions developed with the funding or facilities or other resources of the Company made by its Employees or individual independent contractors within the scope of the individual’s employment or independent contractor relationship with the Company.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(i)            Company IP Contracts.

(i)           Section 3.8(i) of the Company Schedule of Exceptions lists as of the date hereof all material Contracts currently in effect to which the Company is a party under which the Company has granted a license under any Company Intellectual Property Rights to any third Person (other than Contracts entered into in the ordinary course of business pursuant to one of the Company’s standard Contracts in the forms attached to Section 3.8(i) of the Company Schedule of Exceptions (or in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of such forms), confidentiality or nondisclosure Contracts entered into in the ordinary course of business, and Contracts to use the Company’s Trademarks in connection with such third Person’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement) (“Scheduled Outbound Licenses”).

(ii)          Section 3.8(i) of the Company Schedule of Exceptions lists as of the date hereof all Contracts currently in effect to which the Company is a party under which any third Person has granted to the Company any license to Intellectual Property Rights (other than nonexclusive Contracts for commercially-available off-the-shelf Intellectual Property involving payments by the Company  of less than $100,000 per year, any Contracts to use a third Person’s trademarks in connection with the Company’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement, Contracts with Employees or individual independent contractors for the assignment of, or license to, the exclusive rights to Intellectual Property or the exclusive rights to Intellectual Property Rights entered in to in the ordinary course of business, confidentiality or nondisclosure Contracts entered into in the ordinary course of business, Contracts for the purchase or use of equipment or materials, Contracts that are ancillary to the purchase or use of equipment or materials (e.g., support and maintenance contracts), and Contracts involving payments by the Company of less than $100,000 per year (“Scheduled Inbound Licenses”).

(iii)        True, complete and correct copies of all Scheduled Inbound Licenses and Scheduled Outbound Licenses have been made available to Parent.  To the Knowledge of the Company, all of the Company IP Contracts are in force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally), and neither the Company or, to the Knowledge of the Company, any other party thereto is in material breach thereof.

(iv)        The consummation of the transactions contemplated by this Agreement will not result in a material breach or other material violation of any Company IP Contract that would allow any other Person thereto to modify, cancel, terminate or otherwise suspend the operation thereof.

(v)         Following the Closing Date, the Company will be permitted to exercise all of the Company’s rights under all Company IP Contracts (including, without limitation, the right to receive royalties), to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any material additional amounts or consideration other than fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(j)            Company Products.

(i)           Section 3.8(j)(i) of the Company Schedule of Exceptions lists all of the Company Products.  The Company Products and the Company’s rights therein: (i) are free of any Lien (except Permitted Liens), and (ii)  are not subject to any legal or contractual restriction that would prevent the Company Products from being licensed, sublicensed, marketed, modified or otherwise used or sold by the Company without restriction, and without any payment or other obligation to any other Person.  The consummation of the transactions contemplated by this Agreement will not alter any of the rights described in the preceding sentence.  The Company Products conform in all material respects to all specifications and other documentation provided by the Company to customers of such Company Products and all warranties or other contractual commitments made by the Company in connection therewith.

(ii)          Except as set forth on Section 3.8(j)(ii) of the Company Schedule of Exceptions, there is no software, code or applications owned by any Person other than the Company, including shareware and open source materials, that is included in any of the Company Products other than software, code or applications included in the Company Products pursuant to any of the Scheduled Inbound Licenses.  Except for public domain information or as set forth on Section 3.8(j)(ii) of the Company Schedule of Exceptions, there is no third-party data incorporated in any of the Company Products.  The Company is not under any contractual or other obligation, other than in the ordinary course of business, to provide software development, enhancements or customized software or data or to otherwise enhance, develop or customize any of the Company Products in any way or to delivery any new products or functionality.

(iii)        The Company Products are distributed to customers pursuant to the terms of agreements that provide that the Company retains title to the Company Products.  No claims with respect to the Company Products by or against any past or present employees of the Company have been made, and to the Knowledge of the Company, no basis for any such claims exists.

(iv)        None of the Company Products are subject to any open source software license (including any “copyleft” license) or other license that (i) could or does require, or could or does condition the use or distribution of the Company Product on, the disclosure, licensing or distribution of any source code for any portion of the Company Product, or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute the Company Products.

(v)         Except as set forth on Section 3.8(j)(v) of the Company Schedule of Exceptions, no source code for any Company Product has been delivered, licensed or made available to any escrow agent or other Person (other than a current or former Employee).  The Company has no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Product to any escrow agent or other Person except set forth on Section 3.8(j)(v) of the Company Schedule of Exceptions.  No event has occurred, and no circumstance or condition exists, including consummation of the transactions contemplated by this Agreement, that (with or without notice or lapse of time) will, to the Knowledge of the Company, result in the delivery, license or disclosure of any source code for any Company Product to any other Person.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.9            Compliance; Orders; Permits.

(a)            Compliance.  Without limiting the scope of any other representation in this Agreement, the Company is, and at all times has been within the past five (5) years, in compliance with all material Legal Requirements applicable to the Company or by which the Company or any of its businesses or properties or assets is bound or affected.  No Actions have been filed against the Company alleging a violation of any such applicable Legal Requirements.  The Company has not received any written notice of any present or past failure by it to comply with any Legal Requirement.  Within the past five (5) years, the Company has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under any applicable Legal Requirement, which such act or omission constituted or was being investigated or disclosed to determine whether such act or omission constituted a violation of a material Legal Requirement.

(b)            Orders.  There is no Order binding upon the Company or by which the Company is subject to, or operating under. Section 3.10(b) of the Company Exceptions Schedule sets forth a list that is accurate and complete in all material respects of all Orders issued in the last three (3) years to which the Company or any of the properties or assets owned or used by the Company has been subject. To the Company’s Knowledge, no director, officer, Employee or agent of the Company is subject to any Order that prohibits such director, officer, Employee or agent from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

(c)            Permits.  Section 3.10(c) of the Company Schedule of Exceptions sets forth a list that is accurate and complete in all material respects of all material permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals (“Permits”) from Governmental Entities held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company (collectively, “Company Permits”).  The Company Permits all are of the Permits that are material to the operation of the business of the Company or necessary for the Company to own or use its material assets.  All such Company Permits are in full force and effect. As of the date hereof, no suspension or cancellation of any of the material Company Permits is pending or, to the Knowledge of the Company, threatened.  The Company is in compliance in all material respects with the terms of the Company Permits. There are no Actions pending or, to the Company's Knowledge, threatened that would reasonably be expected to result in the termination, revocation, suspension or material restriction of any such Company Permit or the imposition of any material fine, penalty, sanction, Legal Requirement or Order relating to any Company Permit. The Company  has not received at any time within the past five (5) years any written notice or other written communication, or to the Company’s Knowledge, any other notice from any Governmental Entity or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any Company Permit, any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit, or any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(d)            Data Security and Personal Information.  The Company is and has been in material compliance with all applicable Legal Requirements regarding personally identifiable information regarding individuals and has reasonable technical, organizational and administrative security measures in place to protect such information.  The Company is and has been in material compliance with all applicable Legal Requirements regarding data loss, theft and breach.

3.10            Litigation.  There are no Actions pending or, to the Knowledge of the Company, threatened, by or against (a) the Company or any of the assets, properties or business of the Company, (ii) to the Company’s Knowledge, any of the officers, directors or managers of the Company, in their capacities as such or with respect to their respective business activities on behalf of the Company, or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.  There have been no Actions by or against the Company or any such Person during the three (3) year period prior to the date hereof. Section 3.10 of the Company Schedule of Exceptions sets forth a complete and correct list and description of all Actions made, filed or otherwise initiated in connection with the Company that have been resolved since January 1, 2011, and the resolution thereof. To the Company’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Action that would reasonably be expected, individually or in the aggregate, to be material to the Company.

3.11            Brokers’ and Finders’ Fees; Fees and Expenses.  Other than Navidar Group LLC, the Company has not engaged any brokers, finders or agents.  Except for fees payable to Navidar Group LLC, the Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the consummation of the transactions contemplated hereby.

3.12            Employee Benefit Plans; Labor Matters.

(a)            Schedule.  Section 3.12(a) of the Company Schedule of Exceptions sets forth a list as of the date hereof of each Company Employee Plan and each Employee Agreement.  Neither the Company nor any ERISA Affiliate has any commitment to establish any new Company Employee Plan or Employee Agreement, to materially modify any Company Employee Plan or Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such Company Employee Plan or Employee Agreement to any Legal Requirements or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            Documents.  The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, ERISA fiduciary bonds, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) written summaries of each Company Employee Plan not in writing; (viii) nondiscrimination tests performed under the Code and/or ERISA for the three most recent plan years (or, if a safe harbor plan, copies of the most recent safe harbor notices for such plan years); (ix) all filings made with and all correspondence to or from the IRS, the U.S. Department of Labor and any other Governmental Entity relating to any Company Employee Plan since January 1, 2013.  None of the Company Employee Plans is a defined benefit plan.  No individual classified by the Company as a non-employee (such as an independent contractor, leased employee, consultant or special consultant), regardless of actual legal status, is eligible to participate in or receive benefits under any Company Employee Plan.

(c)            Benefit Plan Compliance.  In all material respects, each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Legal Requirements, including but not limited to ERISA or the Code.  Any Company Employee Plan intended to be qualified under Section 401(a) of the Code is subject to a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS and to the Company’s Knowledge, nothing has occurred that is likely to adversely affect such qualified status.  No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan.  There are no current Actions pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan.  All contributions, insurance premium payments, benefit payments and other payments required under each Company Employee Plan have been timely made or properly accrued.  There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any Company Employee Plan.  Neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980I of the Code.  Each Company Employee Plan that provides deferred compensation subject to Section 409A of the Code is in material compliance with Section 409A in form and operation.

(d)            No Pension or Welfare Plans.  Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code; (ii) Multiemployer Plan; (iii) “multiple employer plan” as defined in ERISA or the Code; or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.  No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

(e)            No Post-Employment Obligations.  Except as set forth in Section 3.12(e) of the Company Schedule of Exceptions, no Company Employee Plan or Employee Agreement or other Contract provides, or reflects or represents any Liability to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA or similar applicable Legal Requirements.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(f)            Effect of Transaction.  Except as set forth on Section 3.12(f) of the Company Schedule of Exceptions, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Employee Agreement or otherwise that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits, limitation on Company’s right to amend or terminate benefits or obligation to fund benefits with respect to any Employee.  No payment or benefit which will or may be made by the Company or its ERISA Affiliates to any Employee will be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(g)            Employment Matters.  The Company is not in conflict with, or in default or in violation of any applicable Legal Requirements or collective bargaining agreements or arrangements respecting employment, employment practices, terms and conditions of employment, Tax withholding, prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, and wages and hours.

(h)            Labor.  Section 3.12(h) of the Company Schedule of Exceptions sets forth a true and complete list of all employees of the Company, including name, title, date of hire, current base salary, date and amount of last increase and bonus or other incentive arrangement and indicating any Employees on a permitted leave of absence.  The Company is not a party to any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.  There is no labor dispute, strike or work stoppage against the Company pending or, to the Knowledge of the Company, threatened or reasonably anticipated which may materially interfere with the respective business activities of the Company.  Neither the Company nor any Employees or representatives of the Company has committed any material unfair labor practice in connection with the operation of the respective businesses of the Company.  There are no Actions pending, or, to the Knowledge of the Company, threatened against the Company, relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of material unfair labor practices or discrimination complaints.

3.13           Real Property.

(a)            The Company does not own nor or has it ever owned any real property.  Section 3.13(a) of the Company Schedule of Exceptions sets forth a list of the real property currently leased, subleased or licensed by or from the Company (the “Leased Real Property”).  The Leased Real Property constitutes all of the real property leased by the Company.  The Leased Real Property constitutes all real property necessary for the material conduct or material operation of the business of the Company as currently conducted or operated by the Company. The Company has provided or made available to Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of the Leased Real Property, including all amendments, terminations and modifications thereof (the “Leases”).  There is not, under any of the Leases, any material default or breach (or alleged material breach or material default) by the Company, nor, to the Knowledge of the Company, by and other party thereto.  To the Knowledge of the Company, there are no other parties occupying, or with a right to occupy, the Leased Real Property other than the Company.  The Leased Real Property is in good operating condition (normal wear and tear excepted).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            The Leased Real Property leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each such lease. None of the Company or, to the Company’s Knowledge, any other party thereto, has provided or received any notice of any intention to terminate, any Leased Real Property lease. To the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Leased Real Property lease or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

3.14            Assets.  The material machinery, equipment, vehicles, furniture, fixtures and other tangible property and assets (the “Company Personal Property”) owned, leased or used by the Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Company Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  The Company owns good title to, or holds pursuant to valid and enforceable leases, all of the Company Personal Property shown to be owned or leased by them on the Company Balance Sheet, free and clear of all Liens, except for Permitted Liens, and except for Company Personal Property disposed of by the Company in the ordinary course of business consistent with past practices since the Company Balance Sheet Date, which are not, in the aggregate material in amount.   For purposes of clarity, this Section 3.14 does not relate to real property (such items being the subject of Section 3.13) or Intellectual Property Rights (such items being solely the subject of Section 3.8).  The Company Personal Property, together with all other properties and assets of the Company, are reasonably sufficient for the continued conduct of the business of the Company after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.

3.15            Environmental Matters.  (a) The Company is in material compliance with all applicable Legal Requirements, which prohibit, regulate, or control any Hazardous Material (“Environmental Laws”); (b) the Company has not received any written notice of any claim or order alleging the Company’s violation of, or Liability under any Environmental Law which has not heretofore been cured; and (c) there is no Action pending against the Company alleging failure to comply with Environmental Laws.  The parties hereto agree that the only representations and warranties of the Company in this Agreement which relate to Environmental Laws or a Hazardous Material are those contained in this Section 3.15.

3.16            Contracts.

(a)            Section 3.16 of the Company Schedule of Exceptions sets forth an accurate list of each of the following types or categories of Contracts to which the Company is party or any of its respective assets or properties are bound or affected as of the date hereof or pursuant to which the Company is an obligor or a beneficiary as of the date hereof (each a “Company Material Contract”):

(i)           any Contracts containing any covenant limiting the right of the Company to engage in any line of business or with any Person or in any geographic area or during any period of time;

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ii)           any Contracts granting any third Person the right to distribute Company Products;

(iii)         any Contracts or commitment relating to the disposition or acquisition by the Company of assets or any interest in any business enterprises outside the ordinary course of business;

(iv)        any Contracts that contain “most favored nation” pricing provisions, any exclusivity, rights of first refusal, rights of first negotiation or similar obligations or restrictions that are binding on the Company or that would be binding on Parent or any of its Affiliates after the Closing;

(v)         any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing or money or any Contracts placing a Lien on any portion of the assets of the Company;

(vi)        any Contracts creating a partnership, limited liability company, or joint venture;

(vii)       any Contracts with a Related Person other than an Employee Agreement set forth on Section 3.12(a) of the Company Schedule of Exceptions;

(viii)     any Contracts with any Governmental Entity;

(ix)         any Contracts containing “earn-out” agreements or arrangements (or any similar agreements or arrangements);

(x)           any Contracts under which the Company agrees to indemnify any Person;

(xi)         any Contracts for capital expenditures, operating expenditures or the acquisition of fixed assets in excess of $50,000;

(xii)        any Contracts for the purchase, maintenance or acquisition, or the sale or furnishing of materials, supplies, merchandise, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $50,000;

(xiii)      any Contracts relating to equity purchase, equity rights or similar plan;

(xiv)     any Contracts for the employment of any officer, individual employee or other Person on a full-time or consulting basis providing for base compensation in excess of $125,000 per annum or that is not cancellable without material penalty (including any mandatory, post-separation consulting period) or without more than 30 days' notice;

(xv)       any Contracts relating to a bonus, pension, profit sharing, retirement or other form of incentive or deferred compensation plan;

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(xvi)      any Contracts under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $50,000;

(xvii)     any Contracts under which it is lessor of or permits any third Person to hold or operate any property, real or personal, for which the annual rental exceeds $50,000;

(xviii)   any material Company IP Contracts listed in Section 3.8(i) of the Company Schedule of Exceptions;

(xix)       any Contracts that involves an annual payment to or from the Company in excess of $50,000 on its face in any individual case and is not cancellable without material penalty  or without more than 30 days’ notice; and

(xx)        any other Contracts that were entered into outside the ordinary course of business.

(b)            No Breach.  True, complete and correct copies of all Company Material Contracts, together with all material amendments, waivers or other changes thereto and accurate written summaries of all oral Company Material Contracts have been delivered to Parent.  Each Company Material Contract is in full force and effect. All Company Material Contracts are valid and binding on the Company in accordance with its terms and is enforceable against the Company and, to the Knowledge of the Company, against the other parties thereto except in each case (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.   The Company or, to the Company’s Knowledge, any other party thereto, has not provided or received any notice of any intention to terminate, any Company Material Contract.  To the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Company Material Contract. The Company has not violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of, any Company Material Contract or give rise to a material Liability of the Company under any Company Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  The Company has never been suspended or debarred from bidding on contracts or subcontracts for or with any Governmental Entity and no suspension or debarment actions have been commenced or, to the Knowledge of the Company, threatened against the Company or any of its Employees.  The Company does not have in effect and is not required to have in effect any security clearances in connection with the operation of its business.  Each Contract granting any third Person the right to distribute Company Products or services is terminable by the Company on no more than thirty (30) days’ notice without liability or financial obligation of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.17           Insurance.  Schedule 3.17 of the Company Exceptions Schedule lists all current insurance policies maintained by the Company with respect to the assets, business, operations, Employees, officers and directors of the Company (collectively, the “Insurance Policies”) setting forth, in respect of each such policy, the policy holder, the policy name, policy number, carrier, term, type and amount of coverage and the annual premium.   True and complete copies of such Insurance Policies have been made available to Parent. The Company maintains insurance of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and in a similar stage of development and are sufficient for compliance with all applicable Legal Requirements and Contracts to which the Company is a party or by which it or its assets or properties are bound.  All such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. All premiums due and payable under all such policies have been paid, and the Company is otherwise in compliance in all material respects with the terms of such policies.  The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy, except in accordance with the terms thereof. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company.  All such Insurance Policies have not been subject to any lapse in coverage.  There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

3.18           Absence of Certain Commercial Practices, Related Parties.  The Company and the Members, and to the Company’s Knowledge, its Employees, agents or other Persons acting on their behalf, have not (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier or governmental employee or official or any other Person which is, or could reasonably be expected to be, in a position to help or hinder the Company or assist the Company in connection with any proposed transaction, which gift or similar benefit, if not given in the past, could reasonably be expected to have adversely affected the assets, business, prospects, condition (financial or otherwise) or results or operations of the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the assets, business, prospects, condition (financial or otherwise) or results or operations of the Company, or (b) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or otherwise or established or maintained any unlawful or unrecorded funds.  The Company, the Members, and to the Company’s Knowledge, Employees, other agents or other Persons acting on their behalf, have not accepted or received any unlawful contributions, payments, gifts or expenditures.  The rights, property and assets of the Company include all rights, properties and other assets necessary for the conduct of the business of the Company and necessary to permit the Company to conduct its business after the date of this Agreement in the same manner as it is conducted by the Company on the date of this Agreement and has been conducted by the Company during the past twelve (12) months.  No officer, director, manager, member, partner, principal, or Affiliate of the Company or any Member, any member of their immediate family or any of their respective Affiliates (“Related Persons”): (a) has had any direct or indirect interest of any kind in any material asset (including Intellectual Property) used in or otherwise relating to the business of the Company; (b) is, or has been indebted to the Company; (c) has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company; (d) owns any direct or indirect interest of any kind in, or controls or is a director, manager, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is competing, or has competed directly or indirectly, with the Company or is a supplier, customer, landlord, tenant, creditor or debtor of the Company; (e) is a party to any Contract with the Company other than an Employee Agreement set forth on Section 3.12(a) of the Company Schedule of Exceptions, or the Contracts with Related Persons set forth Section 3.16(a)(vii) of the Company Schedule of Exceptions; or (f) has any claim or right against the Company (other than rights to receive compensation for services performed as an Employee).

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.19           Product and Service Warranties.  Except as set forth on Schedule 3.19 of the Company Exceptions Schedule, there are no Liabilities of or claims against the Company, and no Liabilities or claims are, to the Company’s Knowledge, threatened against the Company, with respect to any Company Product or Company Product or service warranty claim that relates to any Company Product provided by the Company and involves an amount in excess of $10,000 individually or $100,000 in the aggregate with all other claims.

3.20           Banking Matters.  A true, complete and correct list of the names of all banks and other financial institutions (with account numbers) in which the Company has an account or safe deposit box, and of all brokerage firms and other entities and Persons holding funds or investments of the Company, and the names of all persons authorized to draw thereon or make withdrawals therefrom has been provided to Parent.

3.21           Suppliers.  No material supplier of the Company that cannot be replaced on commercially reasonable terms has, to the Company’s Knowledge, evidenced to the Company or the Members any intention to cancel or terminate its business relationship with the Company.

3.22           Postal Representations.  The Company has (a) complied, in all material respects, with all applicable rules and requirements of the United States Postal Service (the “Postal Service”), (b) received no written communications from the Postal Service, or the Company’s Knowledge, oral communications, indicating lack of compliance with any applicable Legal Requirements of the Postal Service, (c) has maintained all records and data required to be maintained by the Postal Service, including but not limited to maintaining sufficient records so it can identify the places from which customer packages are sent , and[***]

3.23           Account Receivable.  All accounts and notes receivable reflected on the Company Balance Sheet have arisen in the ordinary course of business, represent valid obligations owing to the Company and have, in all material respects, been collected or are in line for collection at the aggregate recorded amounts thereof in accordance with their terms.

3.24           No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 3 (as modified by the Company Schedule of Exceptions) or contained in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other Person makes any other express or implied representation or warranty (including any implied warranty of merchantability or fitness for a particular purpose) with respect to the Company or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents, other representatives or any other Person.  Except for the representations and warranties contained in this Article 3 (as modified by the Company Schedule of Exceptions) or contained in any certificate to be delivered by the Company pursuant to this Agreement, the Company hereby disclaims, for itself and each of its Affiliates and representatives, all Liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, other representative of the Company or any of its Affiliates, or any other Person).  The Company makes no representations or warranties to Parent regarding any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member, severally and not jointly, hereby represents and warrants to the Parent as of the Closing Date (other than the representations and warranties which are as of a specified date, which speak only as of such date) as follows:

4.1         Good Title.  The Company Interest held by such Member are owned free and clear of any Liens, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any Person.  Upon the consummation of the sale of such Company Interest by such Member as contemplated hereby, Parent shall have valid title to such Company Interest and shall be the record owner thereof, free and clear of any Lien, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any Person

4.2              Organization; Power; Authority.  Such Member is a natural person or a legal entity of the type set forth next to such Member’s name on the signature page hereto. Such Member has taken, or shall take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and any other Transaction Document to which such Member is a party. If such Member is not a natural Person, such  Member has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to (a) execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby and (b) enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer such Member’s Company Interest without the consent or approval of any other Person.  If such Member  is a natural person, he or she is competent and has all requisite legal capacity, power and authority to (a) execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby and (b) enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer such Member’s Company Interest without the consent or approval of any other Person.

4.3             Enforceability.  This Agreement and the Transaction Documents to which such Member is a party has been duly authorized, executed and delivered by such Member, and this Agreement and the Transaction Documents to which such Member is a party are a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

4.4             Absence of Claims by Member.  Neither such Member nor any Affiliate thereof has any claim against the Company, contingent or unconditional, fixed or variable under any Contract or on any other basis whatsoever, whether in equity or law, including, without limitation any director, management, advisory, monitoring and similar fees, costs and there are no outstanding loans between the Company, on the one hand, and such Member or any Affiliate thereof.

4.5             No Breach.  The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which such Member is a party and the consummation of the transactions contemplated hereby and thereby do not violate any of the governing and organizational documents of such Member, if applicable, do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien, upon any of such Member’s assets, or require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or other third Person, under the provisions of any Contract to which such Member or any of such Member’s assets are is bound, or any Legal Requirement or Order which such Member is subject other than any such breaches, defaults, violations or Liens that, individually or in the aggregate, would not have a material adverse effect on the ability of such Member to perform any of such Member’s obligations under this Agreement and the other Transaction Documents to which it is a party.

4.6             Brokers’ and Finders’ Fees.  Such Member has not engaged any brokers, finders or agents, and neither Parent nor the Company has, nor shall, incur, directly or indirectly, as a result of any action taken by such Member, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the consummation of the transactions contemplated hereby.

4.7              Litigation.  There are no Actions pending or, to such Member’s knowledge, threatened against such Member or any of its assets, at law or in equity, or before or by any Governmental Entity which challenges or seeks to enjoin, alter or materially delay the consummation of the transactions contemplated hereby.

4.8             Access to Information; Disclaimer.  Each Member acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of Parent with Parent, (b) has had reasonable access to the books and records of Parent, (c) has been afforded the opportunity to ask questions of and receive answers from officers of Parent and (d) has conducted its own independent investigation of the Parent, its respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of Parent, other than the representations and warranties of Parent expressly contained in Article 5, and that all other representations and warranties are specifically disclaimed.  Without limiting the foregoing, each Member further acknowledges and agrees that none of Parent or any of its employees, Affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding Parent or its businesses and operations.  Each Member hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which such Member is familiar, that such Member is taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that such Member will have no claim against Parent, any of its employees, Affiliates, advisors, agents or other representatives with respect thereto.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

4.9              Earn-Out Shares.  Each Member represents that such Member has reviewed the Parent SEC Documents and that such Member has such knowledge and experience in financial and business matters that such Member is capable of utilizing the information set forth therein, concerning Parent to evaluate the risk of investing in Parent. Each Member has before the Closing hereunder, been afforded the opportunity to review and is familiar with the Parent SEC Documents and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and has not been furnished with any other literature, prospectus or other information except as included in the Parent SEC Documents or this Agreement.  Each Member has been given the opportunity to ask questions about Parent and is satisfied that any information about Parent and the Earn-Out Shares have been answered to such Member’s satisfaction. Each Member understands that no federal or state agency has approved or disapproved, nor will approve or disapprove, prior to the issuance of, the Earn-Out Shares, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

4.10           Securities Representations.  Each Member hereby confirms that the securities to be acquired by the Members hereunder (subject to the terms and conditions herein) will be acquired for investment for the Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than pursuant to the registration statement contemplated hereby), and that the Member has no present intention of selling, granting any participation in, or otherwise distributing the same (other than pursuant to the registration statement contemplated hereby).  Each Member further represents that the Member does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of such securities.  Each Member understands that the securities to be acquired, subject to the terms and conditions herein, have not been, and until registered in compliance with this Agreement, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein.  The Member understands that, until registered in compliance with this Agreement, the securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Member must hold the securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Member acknowledges that Parent has no obligation to register or qualify the securities for resale except as set forth in this Agreement. The Member understands that the securities may, until registered in accordance with this Agreement, be notated with a customary Securities Act legend.  Each Member represents that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Each Member confirms that the Member resides in the state or province identified in the address of the Parent set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as of Closing Date (other than the representations and warranties which are as of a specified date, which speak only as of such date), as follows:

5.1              Organization; Standing and Power; Charter Documents; Subsidiaries.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole.

5.2             Authority; Non-Contravention; Necessary Consents.

(a)            Authority.  Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by the Company and the Members, constitutes a valid and binding obligation of Parent, enforceable against in accordance with their terms except (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

(b)            Non–Contravention.  The execution and delivery of this Agreement by Parent does not, and performance of this Agreement by Parent will not: (i) conflict with or violate the certificate of incorporation or bylaws of Parent; (ii) subject to compliance with the requirements set forth in Section 5.2(c), conflict with or violate any Legal Requirement applicable to Parent or by which Parent or any of its respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s rights or alter the rights or obligations of any third Person under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Contract to which Parent is a party, except with respect to clauses (ii) and (iii) above, for any such contraventions, conflicts, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(c)            Necessary Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as listed in clauses (i) and (ii) of Section 3.3(b), other than such items that the failure to make or obtain, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole.

5.3              Litigation.  As of the date hereof, there are no Actions pending or, to the knowledge of Parent, threatened against Parent, by or before any Governmental Entity that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a material adverse effect on Parent.

5.4              Brokers’ and Finders’ Fees; Fees and Expenses.  Parent has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

5.5             No Other Information.  Parent acknowledges and agrees that the Members make no representations or warranties as to any matter whatsoever except as expressly set forth in Article 3 and Article 4, respectively.  Parent acknowledges that the representations and warranties set forth in Article 3 are made solely by the Members, and no representative of the Members shall have any responsibility or Liability related or with respect thereto, except in the case of fraud.  Parent acknowledges that the representations and warranties set forth in Article 4 are made solely by each Member, severally, and not jointly, and none of the other Members shall have any responsibility or Liability related or with respect to representations and warranties made by the other Members, except in the case of fraud.

5.6              Access to Information; Disclaimer.  Parent acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of the Company with the Employee Members, (b) has had reasonable access to (i) the books and records of the Company and (ii) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company, its respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Members, other than the representations and warranties of the Members expressly contained in Article 3 and Article 4, respectively, and that all other representations and warranties are specifically disclaimed.  Without limiting the foregoing, Parent further acknowledges and agrees that none of the Company or any of its Members, employees, Affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company or its businesses and operations.  Parent hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent is familiar, that Parent is taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent will have no claim against the Company or any of its Members, employees, Affiliates, advisors, agents or other representatives with respect thereto

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

5.7             Parent Common Shares.  As of the date of issuance, if issued, the Parent Common Stock issued in accordance with Section 2.6 hereof will be duly authorized, validly issued, fully paid, nonassessable and free from any restriction on sale or transfer.

5.8             S-3 Eligibility.  As of the date hereof, Parent is eligible to register secondary offerings of securities, including the resale of the Parent Common Stock issuable pursuant to Section 2.6, on a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  Any registration statement on form S-3 filed for the purpose of the resale of Parent Common Stock issuable under Section 2.6 will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and, assuming the representations and warranties in Article 3 and Article 4 are true and correct, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from such registration statement based upon written information furnished to Parent by any Member specifically for use therein.

5.9             SEC Documents.  Parent has filed all reports, schedules, registration statements and definitive proxy statements (excluding Schedule 13Gs and Section 16 forms)  with the Securities and Exchange Commission (“SEC”) (the “Parent SEC Documents”) that Parent was required to file with the SEC pursuant to the Exchange Act or the Securities Act in the last three (3) years.  As of its date of filing, each such Parent SEC Document was in compliance, in all material respects, with the applicable requirements of the Securities Act or the Exchange Act, as applicable,  in each case as in effect on the dates such Parent SEC Document.  None of the Parent SEC Documents contained at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) any untrue statement of material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   The financial statements of Parent included in the Parent SEC Documents complied, at the time of filing with the SEC, as to form, in all material respects, with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, and fairly presented, in all material respects (except as may be indicated in the notes thereto or subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments) the financial position of Parent as at the dates thereof and the results of its operations and changes in financial position for the periods then ended.

5.10           Listing on NASDAQ.  As of the date hereof, Parent's Common Stock is listed for trading on NASDAQ. As of the date hereof, Parent has not received written notice of its failure to comply with any requirement of NASDAQ for the continued listing of Parent Common Stock on NASDAQ.

5.11           No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 5 or contained in any certificate delivered by Parent pursuant to this Agreement, neither Parent nor any other Person makes any other express or implied representation or warranty (including any implied warranty of merchantability or fitness for a particular purpose) with respect to Parent or the transactions contemplated by this Agreement, and Parent disclaims any other representations or warranties, whether made by Parent or any of its Affiliates, officers, directors, employees, agents, other representatives or any other Person.  Except for the representations and warranties contained in this Article 5 or contained in any certificate to be delivered by Parent pursuant to this Agreement, Parent hereby disclaims, for itself and each of its Affiliates and representatives, all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to the Company or the Members or their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company or the Members by any director, officer, employee, agent, consultant, other representative of Parent or any of its Affiliates, or any other Person).  Parent makes no representations or warranties to the Company and the Members regarding any projection or forecast regarding future results or activities or the probable success or profitability of Parent.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 6.

ADDITIONAL AGREEMENTS

6.1             Confidentiality.  From and after the Closing, the Members shall, and shall cause their respective Affiliates to, hold, and shall use their respective reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, (a) concerning the Company, (b) concerning Parent or any of its respective Affiliates, or (c) that is related to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, in each case except to the extent that a Member can show that such information (y) is generally available to and known by the public through no fault of a Member, any of such Member’s Affiliates or representatives; or (z) is lawfully acquired by the Member, any of such Member’s Affiliates or representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Member or any of such Member’s Affiliates or representatives is compelled to disclose any information by judicial or administrative process or by other applicable Legal Requirements, such Member shall promptly notify Parent in writing so that Parent may seek a protective order or other appropriate remedy.  If, failing the entry of a protective order or other appropriate remedy (which such Member will use reasonable best efforts to obtain), such Member is advised by its counsel in writing that it is legally required to disclose such information, such Member may disclose such portion of such information that counsel advises is required to disclose, and such Member shall use reasonable best efforts to obtain assurance that confidential treatment will be accorded such information.  Nothing herein shall prohibit a Member from disclosing any such confidential information in connection with the enforcement of their respective rights under this Agreement.  In any event, no Member shall oppose an action by Parent to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such information.

6.2             Public Disclosure.  After the date hereof, except as may be required by an applicable Legal Requirement, any listing agreement with any applicable national or regional securities exchange or market, or as requirement by an Action or Order, Parent, on the one hand, and the Members, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation and agreement, such agreement not to be unreasonably withheld, conditioned or delayed. Parent and the Designated Member will use commercially reasonable efforts to consult with each other concerning the means by which the employees, customers, suppliers and others having dealings with the Company will be informed of the transactions contemplated by this Agreement, and Parent  has the right to be present for any such communication.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

6.3              Indemnification.

(a)            For a period of six (6) years after the Closing, Parent will not, and will not permit the Company to, amend, repeal or modify any provision in the Company Governing Documents in existence on the date hereof relating to the exculpation, indemnification or advancement of expenses of any officers and directors (the “Company Indemnified Parties”) (unless required by Legal Requirements).

(b)           At or prior to the Closing, the Members will cause the Company to, obtain, maintain and fully pay for irrevocable "tail" insurance policies naming the Company Indemnified Parties as direct beneficiaries with a claims period of at least six (6) years from the Closing Date from the Company's current insurance carrier with respect to directors' liability insurance (the “Tail Insurance Policy”) in an amount and scope at least as favorable as the Company's existing policies with respect to matters existing or occurring at or prior to the Closing Date.  The costs of such tail policy shall be included within the definition of Company Expenses, if not paid prior to the Closing Date.

(c)            This Section 6.4 is intended to be for the benefit of, and shall be enforceable by the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Company and its successors and assigns.

6.4            Third Party Consents.  The Company has represented to Parent that certain consents, prior notices, and waivers with respect to the transactions contemplated by this Agreement disclosed in Section 3.4(b) of the Company Schedule of Exceptions may be required from parties to Contracts to which the Company is a party, and Parent acknowledges that such consents, prior notices, and waivers may not have been obtained.  Parent agrees that the Company and its Affiliates shall not have any Liability whatsoever to Parent arising out of or relating to the failure to obtain any such consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the breach or termination of any Contract, which in each case was disclosed in Section 3.4(b) of the Company Schedule of Exceptions, as a result thereof.  Parent further agrees that no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied with respect to Contracts disclosed in Section 3.4(b) of the Company Schedule of Exceptions as a result of (a) the failure to obtain any such consent or waiver or to provide prior notice, (b) any such breach or termination, or (c) any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or waiver, or provide prior notice, or any such breach or termination.  After the Closing, the Employee Members shall cooperate with Parent, upon the request of Parent, in any reasonable manner in connection with Parent obtaining any such consents and waivers (including waivers of prior notices); provided, however, that such cooperation shall not include any requirement of the Employee Members or the Company to expend material money, commence, defend or participate in any litigation, offer or grant any material accommodation (financial or otherwise) to any third Person, or suffer the loss of any material right or benefit.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

6.5             Prohibition of Trading in Parent Common Stock.  The Members acknowledge that the United States securities laws prohibit any Person who has received material non-public information concerning the matters that are the subject matter of this Agreement from purchasing or selling the securities of Parent, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of Parent. Accordingly, the Members agree that they will not purchase or sell any securities of Parent, or communicate such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of Parent, until no earlier than seventy-two (72) hours following the time at which such non-public information is publicly disseminated by Parent; and as it pertains to this Agreement, no earlier than seventy-two (72) hours following the filing of a Current Report on Form 8-K with the SEC announcing the Closing pursuant to this Agreement.  The Members agree that they will each abide by Parent’s Insider Trading Policy (which shall be provided to the Members by the Parent) and shall use commercially reasonable efforts to cause the Employees to abide by such policy.

6.6             Termination of Company Agreement.  The Company and each of the Members hereby terminates any and all agreements, arrangements or understandings between or among themselves that relate in any way to the voting, ownership or disposition of the Company Interest, or to the distribution of Company profits or funds, including, but not limited to, the Company Agreement.

6.7             Release and Discharge.  BY VIRTUE OF THEIR EXECUTION AND DELIVERY OF THIS AGREEMENT, AS OF THE CLOSING AND THEREAFTER, EACH MEMBER, FOR AND ON BEHALF OF HIS/HER/ITS HEIRS, ASSIGNS, BENEFICIARIES, EXECUTORS AND ADMINISTRATORS DOES HEREBY FULLY AND IRREVOCABLY REMISE, RELEASE AND FOREVER DISCHARGE THE COMPANY, AND ITS DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS, AFFILIATES, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL MANNER OF CLAIMS, ACTIONS, CAUSES OF ACTION, GRIEVANCES, LIABILITIES, OBLIGATIONS, PROMISES, DAMAGES, AGREEMENTS, RIGHTS, DEBTS AND EXPENSES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), OF EVERY KIND, EITHER IN LAW OR IN EQUITY, WHETHER CONTINGENT, MATURE, KNOWN OR UNKNOWN, OR SUSPECTED OR UNSUSPECTED, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING UNDER ANY FEDERAL, STATE, LOCAL OR MUNICIPAL LAW, COMMON LAW OR STATUTE, WHETHER ARISING IN CONTRACT OR IN TORT, AND ANY CLAIMS ARISING UNDER ANY OTHER LAWS OR REGULATIONS OF ANY NATURE WHATSOEVER, THAT THE MEMBERS EVER HAD, NOW HAS OR MAY HAVE, FOR OR BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE HEREOF; PROVIDED, HOWEVER, THE TERMS OF THIS RELEASE AND DISCHARGE SHALL NOT ACT IN ANY MANNER TO WAIVE OR RELEASE ANY FUTURE CLAIMS OR CAUSES OF ACTION OF THE MEMBERS AS AGAINST THE PARENT ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENT RELATED TO OR ARISING OUT OF THIS AGREEMENT.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE 7.

SURVIVAL OF REPRESENTATIONS, WARRANTIES; COVENANTS AND AGREEMENTS; ESCROW

7.1             Survival of Representations, Warranties, Covenants and Agreements.  All representations and warranties of the Members and Parent contained in this Agreement shall survive the Closing and continue until the Escrow Termination Date, after which time all such representations and warranties shall terminate; provided, however, that the representations and warranties set forth in Section 3.1 (Organization; Standing and Power; Governing Documents), Section 3.2 (Capital Structure), Section 3.3(a) (Authority), Section 3.7(b)(i), 3.7(b)(ii) and 3.7(b)(vi) (Taxes) (but only as such subsections of Section 3.7 relate to income Taxes of the Company) (the “Surviving Income Tax Representations”), Section 4.1 (Good Title), Section 4.2 (Organization; Power; Authority), the first sentence and the second to last sentence of Section 4.10 (Securities Matters) ((collectively, the “Fundamental Representations”), and the representations and warranties set forth in Section 5.1 (Organization; Standing and Power; Governing Documents), Section 5.2(a) (Authority), Section 5.7 (Parent Common Shares), Section 5.8 (S-3 Eligibility), Section 5.9 (SEC Documents), and Section 5.10 (Listing on NASDAQ), will survive until sixty (60) days following the expiration of the applicable statute of limitations for such matters.  Notwithstanding anything to the contrary contained herein, if a Tax audit or examination is commenced by a Governmental Entity prior to the applicable expiration of such representation or warranty in Section 3.7(b) (as set forth in this Section 7.1), or a Governmental Entity provides written notice of a Tax audit or examination against the Company (or with respect to the transactions contemplated by this Agreement) prior to the applicable expiration of such representation or warranty in Section 3.7(b) (as set forth in this Section 7.1),  the representations and warranties set forth in Section 3.7(b) shall survive until the expiration, termination or final resolution of such audit or examination.  The covenants and agreements of the Company, the Members and Parent shall survive the Closing in accordance with their terms, with such covenants and agreements terminating upon full performance by the Members or Parent, as the case may be; provided, however, that Parent’s and the Members’ respective covenants set forth in Section 2.6 shall expire upon the earlier of (a) the end of the Earn-Out Period, and (b) such time as the Earn-Out Shares (or cash in lieu of Earn-Out Shares, if applicable) have been issued (or paid) in full upon the acceleration of the issuance of Earn-Out Shares as allowed under Section 2.6, except that with respect to part (a) of this sentence, (i) Parent’s obligation to issue the Earn-Out Shares (or to pay cash in lieu of Earn-Out Shares, if applicable) pursuant to Section 2.6, and the resolution procedures set forth in Section 2.6(d), and (ii) the covenants of the Members and the Employee Members, as the case may be, set forth in Section 2.6(e)(viii), Section 2.6(e)(ix), Section 2.6(e)(x) and Section 2.6(j), shall survive until the Second Earn-Out Shares (or cash in lieu of Earn-Out Shares, if applicable), if any, have been issued (or paid) in full by Parent to the Earn-Out Participants, or such Second Earn-Out Shares have been finally determined not to be payable.

7.2             Indemnification; Limitation on Liability.

(a)            Subject to the terms and limitations contained in this Article 7, the Escrow Fund shall be available to compensate each of the Indemnified Parties for any Losses suffered or incurred by each such Indemnified Party resulting from (i) any breach of any representation or warranty contained in Article 3 and Article 4 of this Agreement, respectively, or any certificate delivered by the Company or a Member pursuant to this Agreement, (ii) any breach of, or failure to perform or comply with, any covenant or agreement of the Company contained in this Agreement prior to the Closing Date or any failure by the Members to perform or comply with any covenant or agreement of the Members contained in this Agreement; or (iii) the Company Debt or the Company Expenses to the extent not included in the calculation of Closing Consideration.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            No Indemnified Party shall be entitled to recover from the Escrow Fund for breach of any representation or warranty pursuant to Section 7.2(a)(i) (other than the Fundamental Representations), unless and until the Indemnified Parties have incurred Losses for breaches of representations and warranties  in excess of $[***] in the aggregate (the “Basket”), after which the Escrow Fund, subject to the terms of this Article 7, shall be available to compensate each of the Indemnified Parties for any such Losses, and, subject to the terms of this Article 7, the Indemnified Parties shall be entitled to seek recovery for all such Losses from the first dollar.  For the avoidance of doubt, the Basket shall not apply to the indemnification obligations set forth in Section 7.2(a)(ii), (iii) or (iv).

(c)            The amount of any Losses for which indemnification is provided under this Article 7 shall be net of any insurance amounts and amounts actually recovered from other third parties, when and to the extent actually received by an Indemnified Party with respect to such Losses (net of any direct out-of pocket expenses of collection and any increase in premiums with respect to insurance proceeds received), provided that no Indemnified Party shall have any obligation to seek or pursue any insurance recoveries or other recoveries from other third parties, provided further that if such Indemnified Party shall recover any such insurance recoveries, or otherwise recover amounts from other third parties, at any time after an Indemnifying Party has made a payment hereunder, the Indemnified Party shall promptly reimburse the Indemnifying Party in the amount of such amounts actually received (net of any direct out-of-pocket expenses of collection and any increase in premiums with respect to insurance proceeds received).  [***].

(d)            If an Indemnified Party receives a Tax Benefit in respect of a Loss which is actually indemnified hereunder in the year the Loss is incurred or the succeeding year thereafter, such Indemnified Party shall promptly, but in no event later than ten (10) calendar days after such time that such Tax Benefit is actually realized by such Indemnified Party, pay the amount of such Tax Benefit to the Indemnifying Party. A Tax Benefit shall be actually realized by the Indemnified Party (in cash savings or cash outlays) upon the receipt of a refund of Taxes paid or the filing of a Tax Return, including an estimated Tax Return, showing a Tax Benefit (or, if earlier, the date when such a Tax Return should have been timely filed, including properly obtained extensions). For purposes hereof, “Tax Benefit” shall mean (i) any refund of Taxes paid in respect of the amount of the Loss actually indemnified or (ii) the amount such Indemnified Party's Liability for Taxes through a taxable period, calculated by excluding the relevant amount of credit, deduction, or Loss in respect of the amount of the Loss actually indemnified, would exceed such Indemnified Party's actual Liability for Taxes through such period, calculated by taking into account the relevant amount of credit, deduction, or Loss in respect of the amount of the Loss actually indemnified.

(e)            Notwithstanding anything to the contrary contained herein, no Losses shall be recoverable from the Escrow Fund hereunder that constitute punitive, consequential, incidental, indirect or special damages or lost profits, except to the extent paid to a third Person pursuant to a Third Party Claim.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(f)            All claims for recovery for any Losses or Losses from the Escrow Fund shall be made pursuant to and in accordance with, and be governed by the terms of, this Agreement and, if applicable, the Escrow Agreement.  The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement will govern and control.

(g)           Except with respect to Losses related to (i) Fraud in connection with this Agreement, (ii) breaches of the Fundamental Representations within Article 3, (iii) breaches of Fundamental Representations within Article 4 with respect to an individual Member, (iv) the Company Debt or the Company Expenses to the extent not included in the calculation of Closing Consideration; or (v) with respect to a Member, failure by such Member to perform or comply with any agreement or covenant contained in this Agreement which would require performance beyond the Escrow Termination Date (clauses (i), (ii) and (iv) are collectively referred to herein as the “Escrow Fund Exceptions” and clauses (iii) and (v) are collectively referred to herein as the “Member Escrow Fund Exceptions”), recovery directly from the Escrow Fund shall be the sole and exclusive remedy of the Indemnified Parties for any Losses suffered or incurred by any Indemnified Party in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.  Except for amounts recovered by an Indemnified Party from the Escrow Fund for any Losses suffered or incurred by any Indemnified Party, and except with respect to Losses related to the Escrow Fund Exceptions and the Member Escrow Fund Exceptions, no Member shall be liable to Parent, the Company or any other Indemnified Party for any Losses arising out of, in connection with, or related to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby or any representation, warranty, covenant or agreement contained herein in excess of such Member’s Pro Rata Portion of the Escrow Amount.  Notwithstanding anything to the contrary contained herein, the Members shall jointly and severally indemnify and hold the Indemnified Parties harmless with respect to any Losses related to the Escrow Fund Exceptions, provided that such Member’s obligation to so indemnify and hold harmless shall be limited to such Member’s Pro Rata Portion of the related Losses, and with respect to clause (i) and (iv),  Parent may recover either directly from the Members or from the Escrow Fund, at Parent’s option, and with respect to clause (ii),  Parent shall first recover from the Escrow Fund until the Escrow Fund (less any unreleased amounts at such time already subject to dispute) is depleted in full before recovering directly from any Member.  Notwithstanding anything in this Agreement to the contrary, the Members (either directly or from the Escrow Fund, at the option of Parent) shall severally, and not jointly, indemnify and hold the Indemnified Parties harmless with respect to any Losses related the Member Escrow Fund Exceptions.  Notwithstanding anything in this Agreement to the contrary, (x) except with respect to Fraud on the part of a Member as it relates to that Member only (and subject to the other limitations set forth in this Section 7.2 , in no event shall any Member be required to indemnify the Indemnified Parties for Losses exceeding the proceeds or shares actually received by such Member pursuant to this Agreement, and (y) any with respect to a breach by any Employee Member of the covenants of the Employee Members in Section 2.6 (other than the covenants set forth in Section 2.6(e)(viii), Section 2.6(e)(ix), Section 2.6(e)(x) and Section 2.6(j)) Parent shall only be able to recover Losses from such Employee Member through a deduction in the value of such Earn-Out Shares issuable to such Member pursuant to Section 2.6, if any, where such value of the Earn-Out Shares is determined based on the Parent Trading Price.  Nothing in this Section 7.2(g) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(h)            For purposes of determining the amount of any Loss indemnifiable by the Members pursuant to Article 7, such Loss shall be determined without regard to any materiality, material adverse effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

7.3            Indemnification Procedure.

(a)            An Indemnified Party that seeks indemnity under this Article 7 will give written notice certified by an officer of the Indemnified Party (an “Officer’s Certificate”) to the party from whom indemnification is sought (an “Indemnifying Party”), the Designated Member, and the Escrow Agent containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonably detailed explanation of the basis for the Officer’s Certificate to the extent of the facts then known by the Indemnified Party, and (iii) a demand for payment of those Losses, provided, however, that in order to be valid any such Officer’s Certificate must be delivered to the Members on or prior to the expiration of any applicable representations, warranties, covenants, agreements and obligations as set forth in Section 7.1.  Within forty-five (45) days after delivery of an Officer’s Certificate, the Indemnifying Party or the Designated Member may deliver to the Indemnified Party a written response in which the Indemnifying Party or the Designated Member will either (i) agree that the Indemnified Party is entitled to receive payment of all of the Losses at issue in the Officer’s Certificate or (ii) dispute the Indemnified Party’s entitlement to indemnification by delivering a notice of objection to the Indemnified Party and the Escrow Agent (the “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.  If neither the Indemnifying Party nor the Designated Member takes either of the foregoing actions within forty-five (45) days after delivery of the Officer’s Certificate, then the Indemnifying Party and the Designated Member will be deemed to have irrevocably accepted the Officer’s Certificate.  If the Indemnifying Party or the Designated Member delivers an Objection Notice to the Indemnified Party and the Escrow Agent, then the Indemnified Party and either the Indemnifying Party or the Designated Member will attempt in good faith, for a period of thirty (30) days from the Indemnified Party’s receipt of the Objection Notice, to agree to the amount of the Losses at issue in the Officer’s Certificate.  Any resolution by the Indemnified Party and either the Indemnifying Party or the Designated Member during such thirty (30) day period as to any or all of the Losses at issue in the Officer’s Certificate will be final and binding with respect to such Losses.  With respect to Losses at issue in the Officer’s Certificate which are not resolved by the end of thirty (30) day period, the amount of such Losses at issue in the Officer’s Certificate (less the amount, if any, acknowledged in the Objection Notice by the Indemnifying Party as due the Indemnified Party), will be treated as a disputed claim to be settled pursuant to Section 8.12.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            In the event that an Indemnified Party becomes aware of a third party claim (a “Third Party Claim”) that the Indemnified Party reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this Article 7, Parent shall promptly notify the Designated Member of such claim (but the failure to so notify the Designated Member shall not adversely affect the Indemnified Party’s right to indemnification or compensation pursuant to this Article 7 except to the extent such failure materially prejudices the Members).  The Indemnifying Party  may, at its election and expense, undertake and conduct the defense of such Third Party Claim so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages not in excess of the limitations set forth herein and the Third Party Claim does not seek an injunction or other equitable relief against the Indemnified Party, (iv) the Third Party Claim does not relate to or otherwise arise in connection with any criminal action, (v) the settlement or an adverse judgment of the Third Party Claim is not, in the good faith and reasonable judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business), (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively, competently and diligently, and (vii) the Third Party Claim does not involve any claim in respect of Taxes, any Governmental Body, or an Action in which Parent or any of its Affiliates is named as a party and where the underlying claims in the proceeding are of a nature that would, if a judgment was entered against Parent or any of its Affiliates, reasonably be anticipated to substantially and adversely affect the goodwill or reputation of Parent or any of its Affiliates. Should an Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense (unless there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or the representation of both parties by the same counsel would be inappropriate due to actual conflicting interests between them, in which case the expenses of such separate counsel shall be borne by the Indemnifying Party), separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof.

(c)            If the Indemnifying Party chooses to defend any Third Party Claim and is entitled to assume the defense of a Third Party Claim pursuant to Section 7.3(b), all the parties hereto will cooperate in the defense or prosecution of such Third Party Claim.  Such cooperation will include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees and other representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Party from all Losses arising or relating to, or in connection with, the Third Party Claim, and (iii) involves no finding or admission of any violation of any Legal Requirement or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, an Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the provisions of this Article 7, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(d)            The Indemnifying Party shall not be entitled to require that any Action be made or brought against any other Person before Action is brought or claim is made against it hereunder by the Indemnified Party.

7.4             Effect of Investigation.  The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party or by reason of the fact that the Indemnified Party knew or should have known that any such representation or warranty is, was or might be inaccurate.

7.5             No Circular Recovery.  Neither the Members nor any of their respective Affiliates will have any right of contribution or indemnification from Parent or the Company for Liabilities for such Person’s obligations pursuant to this Article 7 or for any claim for which the Members may be responsible to indemnify the Indemnified Parties.

7.6             Nature of Indemnification Payments.  Any and all indemnification payments pursuant to this Article 7 shall be deemed for all purposes to be adjustments to the Closing Consideration.

ARTICLE 8.

GENERAL PROVISIONS

8.1             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by telecopy or telefacsimile or by electronic mail, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(a)	if to Parent, to:
Stamps.com Inc.
1990 E. Grand Ave.
El Segundo, CA 90245
Attention: Ken McBride, Chairman and Chief Executive Officer
Telephone No.: (310) 428-5200
Telecopy No.: (310) 428-5900
Email:	kmcbride@stamps.com

with a copy to:

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd., Suite 10000
Los Angeles, CA 90064
Attention: Ben D. Orlanski and David M. Grinberg
Telephone No.: (310) 312 4126 and (310) 312-4238
Telecopy No.: (310) 914 5470 and (310) 914-5750
Email:	borlanski@manatt.com
dgrinberg@manatt.com

(b)	if to the Company (after the Closing), to:
Auctane LLC
c/o Stamps.com Inc.
1990 E. Grand Ave.
El Segundo, CA 90245
Attention: Ken McBride, Chairman and Chief Executive Officer
Telephone No.: (310) 428-5200
Telecopy No.: (310) 428-5900
Email:	kmcbride@stamps.com

with a copy to:

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd., Suite 10000
Los Angeles, CA 90064
Attention: Ben D. Orlanski and David M. Grinberg
Telephone No.: (310) 312 4126 and (310) 312-4238
Telecopy No.: (310) 914 5470 and (310) 914-5750
Email:	borlanski@manatt.com
dgrinberg@manatt.com

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(c)	if to any Member, to the address set forth on such Member’s signature page hereto with a copy to:

Wilson Sonsini Goodrich & Rosati P.C.
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746
Attention: Brian Beard
Telephone No.: (512) 335-5422
Telecopy No.: (512) 338-5499
Email:	bbeard@wsgr.com

8.2             Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors (“Transaction Costs”), shall be paid by the party incurring such expenses.

8.3             Designated Member.

(a)            By execution of this Agreement, each Member shall be deemed to have appointed Nathan Jones as the Designated Member, and the Designated Member shall be the sole and exclusive representative of such Member to act as the agent and on behalf of such Member regarding any matter under this Agreement or the Transaction Documents, including, without limitation, for the purposes of: (i) accepting notices on behalf of such Member in accordance with Section 8.1, (ii) taking such actions and executing and delivering such amendments, modifications, waivers and consents in connection with this Agreement and the consummation of the transactions contemplated herein as the Designated Member, in his or her reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement; and (iii) acting as the agent of the Members to enforce and protect the rights and interests of the Members arising out of or under or in any manner relating to this Agreement and, in connection therewith, to: (A) resolve all questions, disputes, conflicts and controversies concerning indemnification claims pursuant to Article 7; (B) employ such agents, consultants and professionals; and (C) investigate, defend, settle or compromise, contest or litigate any Action on behalf of the Members.

(b)            Each Member shall agree that, should the Designated Member resign or be unable to serve, a single substitute agent selected by at least 2 of the 3 Members shall be appointed by the Members to take on the responsibilities of such Designated Member, whose appointment shall be effective on the date of the prior Designated Member’s resignation or incapacity. Any such substituted representative shall be deemed to be the Designated Member after the date of such appointment for all purposes of this Agreement and the other Transaction Documents.   Any notice, direction or communication received by Parent or the Company (after the Closing) from the Designated Member as authorized explicitly in this Agreement, or required to be delivered to the Designated Member on behalf of the other Members and/or the Earn-Out Bonus Participants by Parent or the Company (after the Closing), as explicitly directed in this Agreement, shall be binding upon the Members and Earn-Out Bonus Participants.  Parent consents to the appointment of the Designated Member to act as described hereunder.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(c)           All decisions and actions by the Designated Member will be binding upon all of the Members and their respective successors, and no Member will have the right to object, dissent, protest or otherwise contest the same.  Parent shall be entitled to rely on any and all action taken by the Designated Member without any Liability to, or obligation to inquire of, any Member even if Parent shall be aware of any actual or potential dispute or disagreement among the Members.  Parent is expressly authorized to rely on the genuineness of the signature of the Designated Member and, upon receipt of any writing which reasonably appears to have been signed by the Designated Member , may act upon the same without any further duty of inquiry as to the genuineness of the writing.  Notwithstanding anything to the contrary contained herein, Parent shall be entitled to remit any and all payments due from Parent to the Members in connection with this Agreement to the Designated Member on behalf of the Members, and upon confirmation of receipt thereof, Parent shall be discharged from any Liability for such payment to the Members thereafter.

(d)        All expenses of the Designated Member in his or her capacity as Designated Member shall be borne exclusively by the Members (and not, for the avoidance of doubt, by the Company or Parent or any of Parent’s Affiliates or from the Escrow Fund).  Each of the Members agrees to reimburse the Designated Member for each Member’s Pro Rata Portion of any such expenses, to the extent not otherwise reimbursed by the Members.

8.4             Interpretation.  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated.  For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all such entity.

8.5              Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by Parent, the Company and the Employee Members, and that identifies itself as an amendment to this Agreement.

8.6              Waiver.  The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement.  Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective.  No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver.  No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.7             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.8             Entire Agreement; Third-Party Beneficiaries.  This Agreement and the Transaction Documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule of Exceptions,  (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other Person any rights or remedies hereunder following the Closing Date, except such provisions that act for the benefit of (i) the Company Indemnified Parties set forth in Section 6.4, and (ii) the Indemnified Parties as set forth in Article 7.  The letter of intent, dated April 23, 2014, is hereby terminated and shall be of no further force and effect, without any Liability to any party thereto.

8.9             Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.10            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.11           Waiver of Conflicts; Privilege.  Parent waives, and will not assert, and agrees to cause the Company to waive, and to not assert any conflicts that may arise in connection with (a) Wilson Sonsini Goodrich & Rosati P.C. (collectively, “Prior Company Counsel”) representing the Members after the Closing and (b) the communication by Prior Company Counsel to such Persons, in any such representation, of any fact known to Prior Company Counsel in connection with any negotiation, arbitration, mediation, litigation or other proceeding in any way related to a dispute with Parent related to this Agreement following the Closing, and, subject to reasonable confidentiality protections, the disclosure of any such fact in connection with any process undertaken for the resolution of such dispute. In addition, all communications (1) that were attorney-client privileged communications between the Members, the Company, any officer, employee or director of the Company (acting in the capacity as such) and Prior Company Counsel, (2) that have not lost such privilege for any reason and (3) to the extent relating to the negotiation, documentation and consummation of the transactions contemplated by this Agreement (communications meeting all such 3 requirements being “Transactional Privileged Communications”) will be deemed to be attorney-client confidences that belong solely to the Members.  For clarity, any communication that does not relate to negotiation, documentation and consummation of the transactions contemplated by this Agreement, or any part thereof that does not so relate, shall not be a Transactional Privileged Communication and Parent shall own and control all privileges related to such communications, including the attorney-client privilege related thereto.  A communication shall be appropriately bifurcated to give effect to the foregoing.  Accordingly, the Company will not have access to any such Transactional Privileged Communications in the possession of Prior Company Counsel, or to the files of Prior Company Counsel relating to such communications, whether or not the Closing will have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (a) the  Members (and not the Company) will be the sole holders of the attorney-client privilege with respect to such Transactional Privileged Communications, (b) to the extent that files of Prior Company Counsel in respect of such communications constitute property of the client, only the  Members (and not the Company) will hold such property rights and (c) Prior Company Counsel will have no duty to reveal or disclose any such attorney-client communications or files to the Company by reason of any attorney-client relationship between Prior Company Counsel and the Company. Each party hereto acknowledges that it has had the opportunity to discuss and obtain adequate information concerning the significance and risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Section 8.11. This Section 8.11 will be irrevocable, and no term of this Section 8.11 may be amended, waived or modified, without the prior written consent of the Members and the Parent jointly. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Company and a third Person other than a party to this Agreement after the Closing, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by Prior Company Counsel to such third party; provided, however, that the Company may not waive such privilege without the prior written consent of the Designated Member.

8.12            Consent to Jurisdiction; Dispute Resolution.

(a)            Should any dispute based on this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby arise following the Closing Date, Parent, on the one hand, and the Members, on the other hand, shall cooperate in good faith to resolve any such (each, a “Dispute”); provided, however, that the parties shall work in good faith to resolve any such Dispute for a reasonable period of time (not to exceed twenty (20) Business Days, unless otherwise agreed by the parties). If the parties are unable to agree to a resolution during such time period, then any party may submit the controversy or claim to non-binding mediation. The parties agree to participate in the non-binding mediation and negotiate a resolution to the controversy or claim in good faith for a period of thirty (30) Business Days (unless otherwise agreed to by the parties).  Any Dispute that cannot be resolved by mutual agreement or non-binding mediation shall be resolved by arbitration in accordance with the rules of JAMS (using the Streamlined Arbitration Rules and Procedures of JAMS, if available) and the arbitrator shall be a retired judge. Any such arbitration shall be conducted in Wilmington, Delaware by one arbitrator mutually acceptable to the parties or, if the parties are unable to agree on an arbitrator, the arbitrator shall be appointed in accordance with the rules of JAMS. In the event such an arbitration is initiated, the parties shall be entitled to discovery as determined by the arbitrator, and the arbitrator shall be required to follow the Legal Requirements of the State of Delaware and the evidence submitted to the arbitrator shall comply in all aspects with the Delaware Evidence Code and the failure to follow these procedures may be reviewed by a court of competent jurisdiction, which court may use such failures to refuse to award a judgment to the party prevailing in the arbitration. The parties agree that the existence, conduct and content of any arbitration pursuant to this Section 8.12(a) shall be kept confidential and no party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by applicable Legal Requirements. The decision and award of any such arbitrator shall be final, non-appealable and binding upon the parties involved in such Dispute, and enforceable by any such party in any court of competent jurisdiction.  Notwithstanding the foregoing, (A) any party may elect to seek only equitable relief from a court of competent jurisdiction with respect a Dispute, and (B) if a party is seeking only equitable relief in connection with any Dispute, such party may elect to seek such remedy from a court of competent jurisdiction pursuant to Section 8.12(b), and Section 8.16, without submitting such Dispute to arbitration pursuant to this Section 8.12(a). The parties acknowledge that monetary damages may be an inadequate remedy for any breach of this Agreement by any party and, therefore, any party to whom performance is owed under any provision of this Agreement shall be entitled to an injunction to be issued, or specific enforcement to be required, to require any other party to this Agreement to perform its obligations under this Agreement and prevent any other party from breaching, or continuing to breach, any provision of this Agreement. For the avoidance of doubt, in no event shall the exercise of a party's right to seek an injunction or specific performance pursuant to this Section 8.12(a) reduce, restrict or otherwise limit such party's right to pursue all applicable remedies at law, including seeking money damages (subject to the limitations on recovery by Parent in Article 7).  Each of the parties hereto hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN THE STATE OF DELAWARE , SOLELY WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDINGS FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR THEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT.  DURING SUCH PERIOD AND AS TO SUCH MATTERS, THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.  WITH RESPECT TO ANY PARTICULAR ACTION, SUIT OR PROCEEDING, VENUE SHALL LIE IN THE STATE OF DELAWARE.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.13            Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.14            Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, provided Parent may make such assignment to a Subsidiary of Parent without such approval subject to (a) Parent providing prior notice to the Company and the Members and (b) Parent continuing to be bound by the obligations of Parent under this Agreement.  Any purported assignment in violation of this Section 8.14 shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.15            No Waiver.  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

8.16            Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

8.17            Parent Deliveries.  Any document or item will be deemed "delivered", "provided" or "made available" within the meaning of this Agreement if such document or item is actually delivered or provided to Parent including, without limitation, via email or through access to a data room maintained by the Company, or any of its representatives including, without limitation, Manatt, Phelps & Phillips, LLP.

8.18            Conflict Between Transaction Documents.  The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement will govern and control.

8.19            Prevailing Party.  In the event any Action is commenced or threatened by any party hereto to enforce its rights under this Agreement against any other party hereto, the prevailing party in such Action shall be entitled to reimbursement from the other party of all fees, costs and expenses, including, without limitation, reasonable attorney's fees and court costs, incurred by the prevailing party in such Action.

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.20            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The Company Schedule of Exceptions attached to this Agreement has been arranged for purposes of convenience in separately titled sections corresponding to sections of this Agreement. Capitalized terms used in the Company Schedule of Exceptions and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Company Schedule of Exceptions or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Company Schedule of Exceptions or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in the Company Schedule of Exceptions or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Company Schedule of Exceptions and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of a Legal Requirement or breach of contract).

*****

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

Stamps.com Inc.

By: /s/ Ken McBride
Name: Ken McBride
Its: Chairman and Chief Executive Officer

Auctane LLC

By: /s/ Nathan Jones
Name: Nathan Jones
Its: President and Chief Executive Officer

Signature Page to Membership Interest Purchase Agreement
CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

MEMBER

By: /s/ Byron Wier
Print Name: Byron Wier

MEMBER SPOUSAL CONSENT:

I, [spouse], spouse of Byron Wier, have read and approve of this Agreement, together with all exhibits thereto.  I hereby appoint Byron Wier as my attorney-in-fact in respect to the exercise or waiver of any rights under this Agreement, and to execute any Transaction Documents, including, without limitation, the Escrow Agreement on my behalf.  I further agree to be bound by the provisions of this Agreement and all of the Transaction Documents to which Byron Wier is a party insofar as I may have any rights herein under the marital property laws of the State of Texas, or under similar laws relating to marital property in effect in the state of our residence.

/s/ [spouse]
(Spouse Signature)

[spouse]
(Print Name)

Address: [Omitted]

Signature Page to Membership Interest Purchase Agreement
CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

MEMBER

By: /s/ Jason Hodges
Print Name: Jason Hodges

MEMBER SPOUSAL CONSENT:

I, [spouse], spouse of Jason Hodges, have read and approve of this Agreement, together with all exhibits thereto.  I hereby appoint Jason Hodges as my attorney-in-fact in respect to the exercise or waiver of any rights under this Agreement, and to execute any Transaction Documents, including, without limitation, the Escrow Agreement on my behalf.  I further agree to be bound by the provisions of this Agreement and all of the Transaction Documents to which Jason Hodges is a party insofar as I may have any rights herein under the marital property laws of the State of Texas, or under similar laws relating to marital property in effect in the state of our residence.

/s/ [spouse]
(Spouse Signature)

[spouse]
(Print Name)

Address: [Omitted]

Signature Page to Membership Interest Purchase Agreement
CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

MEMBER

By: /s/ Nathan Jones
Print Name: Nathan Jones

MEMBER SPOUSAL CONSENT:

I, [spouse], spouse of Nathan Jones, have read and approve of this Agreement, together with all exhibits thereto.  I hereby appoint Nathan Jones as my attorney-in-fact in respect to the exercise or waiver of any rights under this Agreement, and to execute any Transaction Documents, including, without limitation, the Escrow Agreement on my behalf.  I further agree to be bound by the provisions of this Agreement and all of the Transaction Documents to which Nathan Jones is a party insofar as I may have any rights herein under the marital property laws of the State of Texas, or under similar laws relating to marital property in effect in the state of our residence.

/s/ [spouse]
(Spouse Signature)

[spouse]
(Print Name)

Address: [Omitted]

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC